UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Westwood Holdings Group, Inc.

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Dear Stockholder:

You are cordially invited to attend the 2011 Annual Meeting of Stockholders of Westwood Holdings Group, Inc., which will be held on Wednesday, April 20, 2011, at 10:00 a.m., Central time, at The Crescent Club, 200 Crescent Court, Suite 1700, Dallas, Texas 75201. The official Notice of Annual Meeting together with a proxy statement and proxy card are enclosed. Please give this information your careful attention.

Westwood invites all stockholders to attend the meeting in person. Whether or not you expect to attend the annual meeting, we urge you to complete, sign, date and promptly return the accompanying proxy card in the enclosed postage-paid envelope to assure your representation at the meeting. You can revoke your proxy at any time before it is voted by delivering written notice to Brian O. Casey at Westwood’s principal executive office, by signing and mailing to us a proxy bearing a later date, or by attending the meeting and voting in person.

Sincerely,

March 14, 2011
Brian O. Casey
Chief Executive Officer, President and Secretary

WESTWOOD MANAGEMENT — WESTWOOD TRUST
200 CRESCENT COURT, SUITE 1200 — DALLAS, TEXAS 75201 — T.214.756.6900 — F.214.756.6979 — www.westwoodgroup.com

WESTWOOD HOLDINGS GROUP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 20, 2011

To the Stockholders of Westwood Holdings Group, Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of Westwood Holdings Group, Inc. will be held at The Crescent Club at 200 Crescent Court, Suite 1700, Dallas, Texas 75201 on Wednesday, April 20, 2011, at 10:00 a.m., Central Time, to consider and vote on the following proposals:

Proposal 1.	The election of eight directors to hold office until the next annual meeting of Westwood’s stockholders and until their respective successors shall have been duly elected and qualified;

Proposal 2.	The ratification of the appointment of Grant Thornton LLP as Westwood’s independent auditors for the year ending December 31, 2011;

Proposal 3.	The approval of amendments to the Third Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan;

Proposal 4.	To cast a non-binding, advisory vote on Westwood’s executive compensation; and

Proposal 5.	To cast a non-binding, advisory vote on the frequency of future advisory votes on Westwood’s executive compensation.

In addition, we will consider the transaction of such other business as may properly come before the meeting or at any adjournments or postponements.

The foregoing items of business are more fully described in the attached proxy statement.

Only stockholders of record at the close of business on March 4, 2011 are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof. A holder of shares of our common stock as of the record date is entitled to one vote in person or by proxy for each share of common stock owned by such holder on all matters properly brought before the annual meeting or at any adjournments or postponements.

All of our stockholders are invited to attend the annual meeting. Whether or not you expect to attend the annual meeting, we urge you to complete, sign, date and promptly return the accompanying proxy card in the enclosed postage-paid envelope to assure your representation at the meeting. You can revoke your proxy at any time before it is voted by delivering written notice to Brian O. Casey at our principal executive office, by signing and mailing to us a proxy bearing a later date, or by attending the meeting and voting in person.

If you are the beneficial owner of shares of our common stock held in street name, you will receive voting instructions from your broker, bank or other nominee (the stockholder of record). The voting instructions will provide details regarding how to vote these shares. Additionally, you may vote these shares in person at the annual meeting if you have requested and received a legal proxy from your broker, bank or other nominee giving you the right to vote the shares at the annual meeting, and you complete the legal proxy and present it to us at the annual meeting. Pursuant to the New York Stock Exchange rules, if you hold your shares in street name, nominees will not have discretion to vote these shares on the election of directors, the approval of the amendments to our stock incentive plan, and the matters pertaining to executive compensation. Accordingly, if your shares are held in street name and you do not submit voting instructions to your broker, bank or other nominee, these shares will not be counted in determining the outcome on Proposals 1, 3, 4 and 5 set forth in this proxy statement at the annual meeting. We encourage you to provide voting instructions to your broker, bank or other nominee if you hold your shares in street name so that your voice is heard on these proposals.

This proxy statement and proxy card are being mailed to our stockholders on or about March 17, 2011.

i

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding Internet Availability of Proxy Materials for the Stockholder Meeting to be Held on April 20, 2011

The proxy materials for the Company’s Annual Meeting of Stockholders, including the 2010 Annual Report, the Proxy Statement and any other additional soliciting materials, are available over the Internet by accessing the Company’s website at http://ir.westwoodgroup.com/annuals.cfm. Other information on the Company’s website does not constitute part of the Company’s proxy materials.

By Order of the Board of Directors
Westwood Holdings Group, Inc.

Brian O. Casey
Chief Executive Officer, President and Secretary

ii

WESTWOOD HOLDINGS GROUP, INC.

PROXY STATEMENT FOR

2011 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 20, 2011

GENERAL QUESTIONS AND ANSWERS

The following questions and answers are intended to provide brief answers to frequently asked questions concerning the proposals described in this proxy statement and the proxy solicitation process. These questions and answers do not, and are not intended to, address all the questions that may be important to you. You should carefully read the remainder of this proxy statement. This proxy statement and proxy card are being mailed to our stockholders on or about March  17, 2011.

The Annual Meeting

Q:	When and where is the annual meeting?

A:	The annual meeting will be held on Wednesday, April 20, 2011, at 10:00 a.m., Central Time, at The Crescent Club at 200 Crescent Court, Suite 1700, Dallas, Texas 75201.

Q:	What am I being asked to vote on?

A:	Our stockholders are being asked to vote on the following proposals at the annual meeting:

•	To elect eight directors to hold office until the next annual meeting of Westwood’s stockholders and until their respective successors shall have been duly elected and qualified;

•	To ratify the appointment of Grant Thornton LLP as Westwood’s independent auditors for the year ending December 31, 2011;

•	To approve amendments to the Third Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan;

•	To cast an advisory vote on executive compensation; and

•	To cast an advisory vote on the frequency of future advisory votes on executive compensation.

Q:	How does the Board of Directors recommend that I vote?

A:	The Board of Directors recommends that you vote your shares (i) “FOR” each of the eight director nominees for election to the Board of Directors, (ii) “FOR” the ratification of the appointment of Grant Thornton LLP as Westwood’s independent auditors for the year ending December 31, 2011, (iii) “FOR” the approval of the amendments to the Third Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan, (iv) “FOR” the approval, on a non-binding, advisory basis, of Westwood’s executive compensation, and (v) “FOR” the approval, on a non-binding, advisory basis, of conducting future advisory votes on Westwood’s executive compensation once every three years.

If you submit your properly executed proxy without specific voting instructions, your shares represented by that proxy will be voted as recommended by the Board of Directors.

Q:	Who is entitled to vote at the annual meeting?

A:	Stockholders of record at the close of business on March 4, 2011 (the “record date”) are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof. A holder of shares of our common stock as of the record date is entitled to one vote in person or by proxy for each share of common stock owned by such holder on all matters properly brought before the annual meeting or at any adjournments or postponements thereof. As of March 4, 2011, there were 7,785,943 shares of common stock outstanding and entitled to vote on each of the proposals.

Q:	What constitutes a quorum?

A:	In order to carry on the business of the annual meeting, we must have a quorum. This means at least a majority of the shares of common stock outstanding as of the record date must be represented at the annual meeting, either by proxy or in person. Abstentions and broker non-votes, which are described in more detail below, are counted as shares present at the annual meeting for purposes of determining whether a quorum exists.

Q:	What is the difference between holding shares as a “stockholder of record” and as a “beneficial owner”?

A:	Stockholder of Record: A stockholder of record holds shares registered directly in his name with our transfer agent. As a stockholder of record, you have the right to grant your voting proxy directly to us in accordance with the procedures described below or to vote in person at the annual meeting.

Beneficial Owners: If your shares are held through a bank, broker or other nominee, you are the “beneficial owner” of shares held in “street name”, and these proxy materials are being forwarded to you by your bank, broker or other nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote by completing the instructions provided to you by your bank, broker or other nominee. However, since you are not a stockholder of record, you may not vote these shares in person at the annual meeting unless you obtain a valid proxy from your bank, broker or other nominee (who is a registered stockholder), giving you the right to vote the shares.

Q:	What is a broker non-vote?

A:	Generally, a broker non-vote occurs when a bank, broker or other nominee that holds shares in “street name” for customers is precluded from exercising voting discretion on a particular proposal because (1) the beneficial owner has not instructed the bank, broker or other nominee how to vote, and (2) the bank, broker or other nominee lacks discretionary voting power to vote such shares. A bank, broker or other nominee does not have discretionary voting power with respect to the approval of “non-routine” matters absent specific voting instructions from the beneficial owners of such shares.

Under applicable rules, Proposals 1, 3, 4 and 5 are considered “non-routine” matters which banks, brokers and other nominees are not allowed to vote unless they have received voting instructions from the beneficial owners of such shares. The proposal to ratify the appointment of Grant Thornton LLP as Westwood’s independent auditor for the year ending December 31, 2011 (Proposal No. 2) is considered a routine matter on which banks, brokers and other nominees may vote in their discretion on behalf of beneficial owners who have not provided voting instructions. Your bank, broker or other nominee will send you instructions on how you can instruct them to vote on Proposal No. 2. If you do not provide voting instructions, your bank, broker or other nominee will have discretionary authority to vote your shares with respect to Proposal No. 2.

Q:	What vote is required to approve each proposal?

A:	Proposal No. 1: The election of directors requires the affirmative “FOR” vote of a plurality of the shares represented in person or by proxy at the annual meeting and entitled to vote. This means that the eight director nominees that receive the most votes will be elected. You may vote “FOR” or “WITHHOLD” with respect to the election of each director. As the election of directors is a non-routine matter under applicable rules, your bank, broker or other nominee cannot vote without instructions from you. Therefore, although there may be broker non-votes on this proposal, only “FOR” votes are counted in determining whether a plurality has been cast in favor of a director. Broker non-votes and “WITHHOLD” votes will not affect the outcome on the election of directors.

Proposal No. 2: The ratification of the appointment of Grant Thornton LLP as Westwood’s independent auditors for the year ending December 31, 2011 requires the affirmative “FOR” vote of a majority of the votes cast at the annual meeting. Abstentions will have no effect on the outcome of this proposal.

Proposal No. 3: The approval of the amendments to the Third Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan requires the affirmative “FOR” vote of a majority of the votes cast at the annual meeting (provided that the total votes cast upon this proposal represent over fifty percent (50%) of all shares entitled to vote on this proposal). As the approval of the amendments to the Third Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan is a non-routine matter under applicable rules, your bank, broker or other nominee cannot vote without instructions from you. An abstention is a vote cast under current NYSE rules, and, as a result, abstentions will have the effect of a vote “AGAINST” this proposal. A broker non-vote, however, is not a vote cast under current NYSE rules, and, as a result will have no effect on the outcome of this proposal.

Proposal No. 4: The non-binding, advisory vote on Westwood’s executive compensation requires the affirmative “FOR” vote of a majority of the votes cast at the annual meeting. As the advisory vote on Westwood’s executive compensation is a non-routine matter under applicable rules, your bank, broker or other nominee cannot vote without instructions from you. Broker non-votes and abstentions will have no effect on the outcome of this proposal.

Proposal No. 5: The Board of Directors is seeking a non-binding, advisory vote on the recommended frequency for which the Company is to hold future stockholder advisory votes on Westwood’s executive compensation. Stockholders may indicate whether they recommend an advisory vote on our executive compensation once every one, two or three years or they may abstain from voting on this proposal. The Company will take into consideration the stockholder vote on each of the alternatives set forth in the proxy card with respect to this proposal. As the advisory vote on the frequency of future advisory votes on Westwood’s executive compensation is a non-routine matter under applicable rules, your bank, broker or other nominee cannot vote without instructions from you. Broker non-votes and abstentions will have no effect on the outcome of this proposal.

Procedures for Voting

Q:	Who is entitled to vote?

A:	Only stockholders of record as of the close of business on March 4, 2011, the record date, will be entitled to vote on the proposals at the annual meeting. Each share of common stock is entitled to one vote.

Q:	How do I vote?

A:	If you are the record holder of your shares, you can vote by attending the annual meeting in person or by completing, signing and returning your proxy card in the enclosed postage-paid envelope.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If your shares are held in street name, your proxy card may contain instructions from your broker that allow you to vote your shares using the Internet or telephone. Please consult with your broker if you have any questions regarding the electronic voting of shares held in street name.

Q:	Is my proxy revocable and can I change my vote?

A:	If you are a stockholder of record you may revoke your proxy at any time before it is voted by doing one of the following:

•	Sending a written notice revoking your proxy to Brian O. Casey, our Secretary, at 200 Crescent Court, Suite 1200, Dallas, Texas 75201;

•	Signing and mailing to us a proxy bearing a later date; or

•	Attending our annual meeting and voting in person.

If you are not a stockholder of record, but instead hold your shares in “street name” through a bank, broker or other nominee, the above-described options for revoking your proxy do not apply. Instead, you will need to follow the instructions provided to you by your bank, broker or other nominee in order to revoke your proxy and submit new voting instructions.

Q:	Is my vote confidential?

A:	Yes. Only the inspector of votes and certain of our employees will have access to your proxy card. All comments will remain confidential, unless you ask that your name be disclosed.

Our Current Stock Ownership

Q:	What percentage of stock do the directors and officers own?

A:	Our executive officers and directors collectively beneficially owned approximately 1,545,634 shares, or approximately 19.8 percent, of our outstanding common stock as of March 4, 2011.

We believe that our officers and directors intend to vote their shares of our common stock on each of the proposals presented in this proxy statement as recommended by the Board of Directors.

Q:	Who are the largest principal stockholders?

A:	Based on our review of Schedule 13G, Form 4 and Form 13F filings, as of March 4, 2011, our ten largest institutional stockholders were GAMCO Investors, Inc. (12.1% ownership of our outstanding common stock), Royce & Associates (7.2%), Third Avenue Management LLC (6.8%), BlackRock (4.6%), Conestoga Capital (3.3%), Vanguard Group (3.1%), Wells Fargo & Co. (3.0%), Dimensional Fund Advisors, Inc. (2.1%), Wasatch Advisors (1.8%) and State Street Corp. (1.4%).

Susan M. Byrne, our Chairman and Chief Investment Officer, owned 11.2%, and Brian O. Casey, our President and Chief Executive Officer, owned 5.6% of our outstanding common stock as of March 4, 2011. Our employees and directors, including Ms. Byrne and Mr. Casey, collectively owned approximately 34.7% of our outstanding common stock as of March 4, 2011.

Other Information

Q:	When are the stockholder proposals due for the annual meeting in 2012?

A:	To be included in the proxy statement for the 2012 annual meeting, stockholder proposals must be in writing and must be received by Westwood, at the following address: 200 Crescent Court, Suite 1200, Dallas, Texas 75201, Attn: Secretary, no later than November 18, 2011.

Q:	Who is soliciting my proxy and who will pay the solicitation expenses?

A:	We are soliciting your proxy by and on behalf of our Board of Directors, and we will pay the cost of preparing and distributing this proxy statement and the cost of soliciting votes. We will reimburse stockbrokers and other custodians, nominees and fiduciaries for forwarding proxy and solicitation material to the owners of our common stock.

Q:	Who can help answer my additional questions?

A:	Stockholders who would like additional copies, without charge, of this proxy statement or have additional questions about this proxy statement, including the procedures for voting their shares, should contact:

William R. Hardcastle, Jr., Chief Financial Officer

Westwood Holdings Group, Inc.

200 Crescent Court, Suite 1200

Dallas, Texas 75201

Telephone: (214) 756-6900

This question and answer information section is qualified in its entirety by the more detailed information contained in this proxy statement. You are strongly urged to carefully read this proxy statement in its entirety before you vote.

This proxy statement contains important information that should be read before you vote on the proposals. You are strongly urged to read this proxy statement, including Appendix A hereto, in its entirety. You are also strongly urged to read our Annual Report on Form 10-K for the period ended December 31, 2010, which is being sent to you with this proxy statement.

PROPOSAL 1:

Election of Directors

Our bylaws provide that the Board of Directors will consist of between three and eleven directors, as determined from time to time by resolution of the board. The Board of Directors has set the number of directors at nine, all of whose terms expire as of the 2011 Annual Meeting. Jon L. Mosle, Jr. will not stand for re-election at the 2011 Annual Meeting and the Board of Directors intends to decrease the number of directors on the Board of Directors to eight by resolution. Accordingly, the Board of Directors has nominated only eight persons to be elected as directors at the 2011 Annual Meeting. Each director elected at the 2011 Annual Meeting will serve until the 2012 Annual Meeting and until his or her successor has been elected and qualified or until the director’s earlier death, resignation or removal. The Board of Directors, upon the recommendation of the Governance/Nominating Committee, has nominated the nominees listed below. Each nominee has consented to being named in this proxy statement and to serve if elected.

We have no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board of Directors designates a substitute nominee, the persons named in the accompanying proxy will vote for the substitute nominee designated by the Board of Directors, unless a contrary instruction is given in the proxy.

Each stockholder is entitled to cast one vote for each director nominee per share of common stock held by them at the close of business on March 4, 2011. A plurality of the shares represented in person or by proxy at the annual meeting and entitled to vote is required for the election of directors. This means that the eight director nominees that receive the most votes will be elected. Votes may be cast in favor of a director nominee or withheld. Stockholders may withhold authority to vote for any nominee by striking a line through the name of such nominee in the space provided for such purpose on the proxy card. Broker non-votes and votes that are withheld will be excluded entirely from the vote and will have no effect. Votes that are withheld for a particular nominee will be excluded from the vote for that nominee only.

Nominees

The persons nominated to be directors are listed below. The following information is submitted concerning the nominees for election as directors:

Name	Age	Position With Westwood
Brian O. Casey	47	Chief Executive Officer, President, Secretary and Director

Susan M. Byrne	64	Chairman of the Board of Directors, Chief Investment Officer and Director

Tom C. Davis	62	Director

Richard M. Frank	63	Director

Robert D. McTeer	68	Director

Geoffrey R. Norman	67	Director

Martin J. Weiland	62	Director

Raymond E. Wooldridge	72	Director

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

FOR THE APPROVAL OF EACH OF THE DIRECTOR NOMINEES.

The biographical information for each director nominee is set forth below.

Brian O. Casey has served as Chief Executive Officer of Westwood since January 2006, as President, Secretary and director of Westwood since its inception in December 2001, and as Chief Operating Officer of Westwood from 2001 to 2005. Mr. Casey has served as Chief Executive Officer of Westwood Management since January 2006, as Secretary since 2003, as President since 2002, and as a director since 2000. Mr. Casey served as Chief Operating Officer of Westwood Management from 2000 to 2005, as Executive Vice President from 2000 to 2002, and as Vice President from 1992 to 1996. Mr. Casey has served as President and director of Westwood Trust since 1996. Since 2002, Mr. Casey has served on the Tartan Board of Directors, a group exclusively devoted to raising money for the Texas Scottish Rite Hospital for Children. Since 2006, he has been a member of the Governor’s Business Council for the State of Texas. He was appointed in 2008 to the board of the Baylor Health Care System Foundation, which helps raise money to support Baylor Health Care System’s mission of patient care, education, research and community service.

As the Chief Executive Officer of the Company and with over 18 years in senior executive roles with the Company, Mr. Casey brings an extensive knowledge of and experience with the Company and its business as well as valuable leadership and management experience. Mr. Casey has deep knowledge of the Company’s operations, strategies and competitive environment as well as the asset management industry as a whole. As a board member of numerous private organizations, Mr. Casey also brings valuable experience in governance matters.

Susan M. Byrne has served as Chief Investment Officer of Westwood since January 2006, and has served as Chairman of the Board of Directors and director of Westwood since its inception in December 2001, and as its Chief Executive Officer from December 2001 to December 2005. Ms. Byrne is the founder of Westwood Management, and has served as its Chairman of the Board and Chief Investment Officer since 1983, as Chief Executive Officer from 1983 to 2005, and as President from 1983 to 2002. She served as a director of Westwood Trust from 1996 to 1999. Ms. Byrne serves as a member of the Board of Grace Presbyterian Ministries Foundation. She served as a member of the Board of the University of Texas Investment Management Company from 1996 to 2004 and as a member of the Board of Trustees for the City of Dallas Employees Retirement Fund from 1998 to 2003.

As the Founder, Chairman of the Board and Chief Investment Officer of the Company and as a result of her tenure with the Company and its subsidiaries for over 27 years, Ms. Byrne brings an extensive knowledge of and experience with the Company and its business as well as valuable leadership and management experience. Ms. Byrne has deep knowledge of the Company’s operations, strategies and competitive environment as well as the asset management industry as a whole. With over 40 years of experience in the investment management business, Ms. Byrne is uniquely qualified to provide insight to the Board on the Company’s investment management strategies and operations. As a board member of numerous private organizations, Ms. Byrne also brings valuable experience in governance matters.

Tom C. Davis has served as a director of Westwood since April 2004. He served as a director of Westwood Trust from March 2004 to December 2006. Since March 2001, he has served as Chief Executive Officer of The Concorde Group, a private investment firm. Mr. Davis serves on the Board of Directors of Dean Foods Company (NYSE), a dairy and branded foods business; Affirmative Insurance Holdings, Inc. (NASDAQ), an integrated, non-standard auto insurance business; and Bluffview Advisors, LLC, an inactive registered broker-dealer headquartered in Dallas, Texas. He was the managing partner and head of banking and corporate finance for the Southwest division of Credit Suisse First Boston (formerly Donaldson, Lufkin & Jenrette) from March 1984 to February 2001.

Mr. Davis brings extensive financial, operational, regulatory, strategic and capital markets expertise to the Board, having led the investment banking and corporate finance group for the Southwest division of Credit Suisse First Boston (formerly Donaldson, Lufkin & Jenrette) for 17 years. Mr. Davis also brings valuable experience in business, governance, compensation and financial matters through his current and prior service as a director for other public and private companies.

Richard M. Frank has served as a director of Westwood and Westwood Trust since February 2006. Since December 2008, Mr. Frank has served as Executive Chairman of the Board of CEC Entertainment, Inc. (“CEC”), a Dallas-based NYSE company that operates a chain of pizza and children’s entertainment restaurants. He has served as a Director of CEC since June 1985. He served as Chairman of the Board and Chief Executive Officer of CEC from March 1986 to December 2008, and served as CEC’s President and Chief Operating Officer from June 1985 until October 1988.

Mr. Frank brings extensive knowledge with regard to executive and board level oversight of a public company through his significant experience as chief executive officer, chairman and director of CEC. Mr. Frank also has a deep understanding of business, governance, compensation and financial matters through his service with CEC.

Robert D. McTeer has served as a director of Westwood and Westwood Trust since July 2007. Mr. McTeer has served as a Distinguished Fellow at the National Center for Policy Analysis (NCPA) since January 2007. Prior to joining the NCPA, he was Chancellor of the Texas A&M University System from November 2004 through November 2006. Before that, he had a 36-year career with the Federal Reserve System, including approximately 14 years as President of the Federal Reserve Bank of Dallas and as a member of the Federal Open Market Committee (FOMC). Mr. McTeer currently serves on the Board of Directors of Refocus Group, a private company based in Dallas engaged in research and development of surgical procedures for vision disorders. He also serves as a Director of Aquinas Companies, a private company based in Houston primarily engaged in construction, and as a Director of Beal Bank Plano and Beal Bank Nevada, both private companies. He is a former Director of Guaranty Bank, a public company, the University of Georgia’s College of Business, and the National Council on Economic Education, a non-profit entity. He is a former Director and President of the Association of Private Enterprise Education, a non-profit entity.

Mr. McTeer brings extensive knowledge of capital markets and the global economy having served with the Federal Reserve System for 36 years. Mr. McTeer also brings valuable experience in business, governance, compensation and financial matters through his current and prior service as a director for other public and private companies.

Geoffrey R. Norman has served as a director of Westwood and Westwood Trust since April 2007. He has been an independent consultant to General Electric since 2004. He was employed by General Electric from 1968 to 2004, serving in various roles including Comptroller of GE Española, Chief Financial Officer of GE International Contractor Equipment, Vice President & Treasurer of GE Capital, and Executive Vice President of GE Asset Management from April 1988 to March 2004. He is currently a member of the Board of Trustees of the Canadian General Electric Pension Trust. He also serves on advisory boards for QD Technology, a start-up software company; and buildOn, a not-for-profit entity that builds schools in underdeveloped countries and organizes after-school clubs in US high schools. Mr. Norman serves as an advisor to 5AM Ventures, an early-stage venture capital biotech firm.

Mr. Norman brings extensive financial, operational, regulatory and strategy expertise to the Board, having served in several finance and executive management roles over a 36-year career at General Electric. In addition, as a former executive with GE Asset Management and current member of the Board of Trustees of the Canadian General Electric Pension Trust, Mr. Norman brings extensive knowledge of the institutional investment management business from both the asset manager and plan sponsor perspective.

Martin J. Weiland has served as a director of Westwood and Westwood Trust since December 2010. He retired as Chairman, President and Chief Executive Officer of Northern Trust Bank of Texas N.A. in May of 2009. Before his appointment to the CEO position in 1997, Mr. Weiland served as Chief Fiduciary Officer of Northern Trust Bank of Texas N.A. He has more than 35 years of experience in the trust and investment management industry. Mr. Weiland began his career at Continental Illinois National Bank in 1973. He then moved to Texas to become Manager of Employee Benefits for Texas Commerce Bank. In 1987, he joined First Republic (Bank of America) to manage Corporate and Institutional Trust. He is a past Chairman of the Trust Financial Services Division of the Texas Bankers Association and has served on various industry related committees including the American Bankers Association, as well as the Texas Bankers Association. He is currently on the Board of The Dallas Opera, having served as President/Chairman on two separate occasions.

Mr. Weiland brings extensive knowledge of the trust and investment management industries to the Board, having served over 35 years with Northern Trust, First Republic Bank, Texas Commerce Bank and Continental Illinois Bank. Mr. Weiland brings a thorough understanding of competitive, regulatory, client service and strategic issues facing the Company.

Raymond E. Wooldridge has served as a director of Westwood since its inception in December 2001. He has served as a director of Westwood Trust since 2000. He is a director of CEC Entertainment, Inc., a Dallas-based NYSE company that operates a chain of pizza and children’s entertainment restaurants. He is Chairman of the Board of Reeves Bancshares, Inc., a one-bank holding company whose principal subsidiary is Stockmans Bank, which serves southwestern Oklahoma. Mr. Wooldridge was a Director for Davidson Companies, Inc., a financial services holding company headquartered in Montana, from 1994 to 2009. He also served as a Director of Davidson Trust Company, a wealth management and trust firm, from 2001 to 2005. From 1986 to 1999, he was a director of SWS Group, Inc. (“SWS”); from 1996 to 1999, he served as the Vice Chairman and Chairman of the Executive Committee of SWS; from 1993 to 1996, he served as Chief Executive Officer of SWS; and from 1986 to 1993, he served as President and Chief Operating Officer of SWS. He is a past Chairman of the National Securities Clearing Corporation, a national clearing agency registered with the SEC and past Vice Chairman of the Board of Governors of the National Association of Securities Dealers.

Mr. Wooldridge brings extensive financial, operational, regulatory and strategy expertise to the Board, having served in senior executive roles with SWS for over 13 years. In addition, as a former senior executive and director of SWS (our former parent company), Mr. Wooldridge developed intimate knowledge of the Company’s operations, firm history and competitive landscape. Mr. Wooldridge also brings valuable experience in business, governance, compensation and financial matters through his current and prior service as a director for other public and private companies.

Corporate Governance Information

The Board of Directors held five meetings during 2010. All of the director nominees who were directors at the time of such meetings attended at least seventy-five percent of the meetings held in 2010, except for Robert D. McTeer who attended sixty percent of the meetings held in 2010. Martin J. Weiland was appointed to the Board of Directors in November 2010 and there were no meetings held in 2010 after the date of his appointment. The standing committees of the Board of Directors currently consist of the Audit Committee, the Compensation Committee and the Governance/Nominating Committee. The membership and duties of these committees are described below.

Independent Directors (1)	Audit Committee	Compensation Committee	Governance/Nominating Committee
Tom C. Davis (2)	M		M
Richard M. Frank (3)	M	C	M
Robert D. McTeer	M
Geoffrey R. Norman	M	M
Martin J. Weiland (4)	M		C
Raymond E. Wooldridge (5)	C	M	M
Jon L. Mosle (6)	M		C
Fredrick R. Meyer (7)	M	C

M	Committee member

C	Committee chairman

(1)	The Board of Directors has determined that all members of the Audit, Compensation and Governance/Nominating Committees are “independent directors” within the meaning of the NYSE Corporate Governance Listing Standards.

(2)	The Board of Directors has determined that Tom C. Davis is qualified as an Audit Committee financial expert within the meaning of the regulations of the Securities and Exchange Commission (“SEC”) and has accounting and related financial management expertise within the meaning of the NYSE Corporate Governance Listing Standards.

(3)	Richard M. Frank was appointed Chairman of the Compensation Committee in April, 2010, following the departure of Fredrick R. Meyer from our Board of Directors.

(4)	Martin J. Weiland was appointed Chairman of the Governance/Nominating Committee in February, 2011.

(5)	Raymond E. Wooldridge is Lead Director, and, as such, he chairs executive sessions of the Board of Directors.

(6)	Jon L. Mosle served as Chairman of the Governance/Nominating Committee throughout 2010 and until February, 2011, when Martin J. Weiland was appointed Chairman of the Governance/Nominating Committee.

(7)	Fredrick R. Meyer did not stand for reelection at our 2010 Annual Meeting, and, therefore, his term as a director and Chairman of the Compensation Committee ended in April, 2010, at our Annual Meeting. Richard M. Frank assumed Mr. Meyer’s position as Chairman of the Compensation Committee at that time.

Board Committees

Audit Committee. The Audit Committee operates pursuant to a charter approved by our Board of Directors, which the Audit Committee reviews periodically to determine if revisions are necessary or appropriate. A copy of the charter is posted on our website at www.westwoodgroup.com. In addition, a copy of the charter is available upon written request to our Corporate Secretary at our principal executive office (200 Crescent Court, Suite 1200, Dallas, Texas 75201). The Audit Committee monitors our independent auditors as well as the preparation of our financial statements. The Audit Committee considers and selects an independent accounting firm to conduct the annual audit, monitors the independence of our independent accountants and monitors our accounting and financial reporting processes and audits of our financial statements. The Audit Committee is responsible for reviewing reports from our management relating to our financial condition and other matters that may have a material impact on our financial statements and compliance policies. The Audit Committee is also responsible for inquiring of our management and independent auditors regarding the appropriateness of the accounting principles we follow, as well as reviewing changes in accounting principles and their impact on our financial statements in terms of scope of audits conducted or scheduled to be conducted. The Audit Committee is further responsible for preparing a report stating, among other things, whether our audited financial statements should be included in our Annual Report. The Audit Committee met six times during 2010. All of the members of the Audit Committee attended at least seventy-five percent of the meetings held in 2010, except Robert D. McTeer who attended sixty-seven percent of the meetings.

Compensation Committee. The Compensation Committee operates pursuant to a charter approved by our Board of Directors, a copy of which is posted on our website at www.westwoodgroup.com. In addition, a copy of the charter is available upon written request to our Corporate Secretary at our principal executive office. The Compensation Committee authorizes and determines all compensation for our executive officers, administers our incentive compensation plans in accordance with the powers and authority granted in such plans, determines any incentive awards to be made to our officers, administers all of our stock incentive plans and other equity ownership, compensation, retirement and benefit plans, approves the performance-based compensation of individuals pursuant to Code Section 162(m) and administers other matters relating to compensation or benefits. The Compensation Committee met six times during 2010. All of the members of the Compensation Committee attended at least seventy-five percent of the meetings held in 2010.

Governance/Nominating Committee. The Governance/Nominating Committee operates pursuant to a charter approved by our Board of Directors, a copy of which is posted on our website at www.westwoodgroup.com. In addition, a copy of the charter is available upon written request to our Corporate Secretary at our principal executive office. The primary function of the Governance/Nominating Committee is to develop and oversee the application of corporate governance principles to Westwood, to identify and evaluate qualified candidates for Board membership and recommend to the Board director nominees to be voted on at the annual meeting of stockholders, and communicate with members of the Board regarding Board and committee meeting format and procedures. The Governance/Nominating Committee met five times during 2010. All of the members of the Governance/Nominating Committee attended at least seventy-five percent of the meetings held in 2010.

Director Independence

Our Board of Directors has adopted Corporate Governance Guidelines. The full text of the Guidelines is available on our website at www.westwoodgroup.com. In addition, a copy of the Guidelines is available upon written request to our Corporate Secretary at our principal executive office.

Pursuant to our Corporate Governance Guidelines, a majority of the members of our Board of Directors, as well as all members of each committee of the Board, must be non-management directors who meet the “independence” requirements of the NYSE Corporate Governance Listing Standards and other governing laws and regulations. In addition, all members of the Audit Committee must meet additional “independence” standards required under the Securities Exchange Act of 1934. Annually, our Board of Directors reviews director independence. In that review, the Board of Directors reviewed directors’ responses to a questionnaire asking about their relationships with us (and those of their family members) and other potential conflicts of interest. In connection therewith, our Board of Directors specifically considered that Mr. Wooldridge has a former relationship with SWS Group, Inc., the company from which we were spun-off in 2002. In addition, our Board of Directors was aware that certain of our directors and individuals or entities affiliated with such directors have asset management accounts that are held by one of our subsidiaries and managed by us. After noting such items, and based upon its review, the Board of Directors unanimously decided that none of these relationships constituted a material relationship with us that would affect the “independence” of any such director under the NYSE rules.

As a result, the Board affirmatively determined that Messrs. Davis, Frank, McTeer, Norman, Weiland, Wooldridge, Mosle and Meyer (who did not stand for re-election at the 2010 Annual Meeting) are all “independent” as defined under SEC and NYSE rules. Ms. Byrne and Mr. Casey (each of whom is an executive officer of the Company) are not independent directors.

Board Leadership Structure

Our Board of Directors currently separates the roles of Chief Executive Officer and Chairman of the Board, however the Board does not have a policy in place that requires these two roles to remain separate. Brian O. Casey serves as our President, Chief Executive Officer and director, and Susan M. Byrne serves as our Chairman of the Board and Chief Investment Officer. As President and Chief Executive Officer, Mr. Casey has primary responsibility for the day-to-day operations of the Company and provides leadership on the Company’s key strategic objectives. As Chairman of the Board, Ms. Byrne provides leadership to the Board and chairs its meetings.

Pursuant to our Corporate Governance Guidelines, if the Chairman of the Board is an employee of the Company, the Board will designate a non-management director as the “Lead Director.” Since Ms. Byrne, the Chairman of the Board, is an executive officer of the Company, the Board has appointed Raymond E. Wooldridge to serve as Lead Director, and, as such, he (i) chairs executive sessions of the non-management directors, (ii) serves as the principal liaison between the Chairman of the Board and the independent directors, and (iii) advises the Chairman of the Board with respect to agenda items. In accordance with our Corporate Governance Guidelines, our non-management directors meet in executive session without the presence of management on a regular basis.

With a supermajority of independent directors, an Audit Committee, a Compensation Committee and a Governance/Nominating Committee each comprised entirely of independent directors, a Lead Director to chair all executive sessions of the non-management directors, and a Chairman of the Board with extensive experience as a leader in the asset management industry and intimate knowledge of the Company’s strategy and daily operations, the Board of Directors believes that its existing leadership structure provides an appropriate balance that best serves the Company and its stockholders.

Board’s Role in Risk Oversight

The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic risks. The Audit Committee is responsible for oversight of risks relating to the Company’s accounting matters, financial reporting and legal and regulatory compliance. To satisfy these oversight responsibilities, the Audit Committee meets regularly with management, the Company’s internal auditor and Grant Thornton LLP. The Compensation Committee is responsible for overseeing risks relating to employment policies and the Company’s compensation and benefits programs. To satisfy these oversight responsibilities, the Compensation Committee meets regularly with management to understand the implications of compensation decisions, and particularly the risks the Company’s compensation policies pose to the Company’s financial condition, human resources and stockholders. The Governance/Nominating Committee is responsible for overseeing risks relating to overall corporate governance and Board succession planning. To satisfy these oversight responsibilities, the Governance/Nominating Committee annually reviews board composition and board and committee performance and periodically reports to the Board on corporate governance matters.

Additionally, the Board’s risk oversight function is supported by our Chief Executive Officer and Chief Investment Officer both serving as directors of the Company, whose industry knowledge and experience provide the Board a deep understanding of the risks that the Company faces. Accordingly, the Board of Directors believes that having the Chief Executive Officer and Chief Investment Officer both serve on the Board, together with a supermajority of independent directors, independent Board committees and a Lead Director, provide the appropriate leadership structure to assist in effective risk oversight by the Board.

Risks Related to Compensation Policies and Practices

As part of its oversight of the Company’s executive and non-executive compensation programs, the Compensation Committee considers the impact of the Company’s compensation programs, and the incentives created by the compensation awards that it administers, on the Company’s risk profile. In addition, the Company reviews all of its compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a material risk to the Company. The Compensation Committee also considered the following risk mitigating factors:

•	Overall compensation levels are competitive with the market;

•	Limits on annual cash incentive awards;

•	The Committee’s discretionary authority to reduce annual cash incentive awards;

•	Use of long-term equity incentive awards to reward executives and other key employees for driving sustainable, profitable growth for stockholders and clients;

•	Vesting periods for long-term equity incentive awards that encourage executives and other key employees to focus on sustained stock price appreciation; and

•

The Company’s internal control over financial reporting and other financial, operational and compliance policies and practices currently in place that are intended to prevent manipulation of performance.

Based on this review, the Company has concluded that its compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Director Nominees

The Board of Directors has delegated to the Governance/Nominating Committee its responsibilities relating to Board selection. The Governance/Nominating Committee of the Board has the responsibility for identifying potential candidates for Board membership and for making a recommendation to the Board of a slate of director candidates to stand for election at the annual meeting of our stockholders. The Governance/Nominating Committee seeks to identify, and the Board selects, director candidates who (i) have significant business experience that is relevant and beneficial to the Board and Westwood, (ii) are willing and able to make a sufficient time commitment to the affairs of Westwood in order to effectively perform the duties of a director, including regular attendance of Board meetings and committee meetings, (iii) are committed to the long-term growth and profitability of Westwood, (iv) are individuals of character and integrity, (v) are individuals with inquiring minds who are willing to speak their minds and challenge and stimulate management and (vi) represent the interests of Westwood as a whole and not just the interests of a particular stockholder or group. The Governance/Nominating Committee does not have a specific policy related to diversity in identifying director candidates but rather uses the criteria listed above. The Governance/Nominating Committee believes these criteria are the key factors in identifying qualified director candidates.

The Governance/Nominating Committee has a policy for considering new director candidates recommended by our stockholders to the extent such recommendations are made in compliance with the following procedures. A stockholder wishing to recommend a candidate for nomination to be elected to our Board of Directors for inclusion in the proxy statement for an annual meeting must submit a written notice of his or her recommendation of a candidate to our Corporate Secretary at our principal executive office. The submission must be received at our principal executive office not less than 120 calendar days before the one year anniversary of the date that our proxy statement was released to stockholders in connection with the previous year’s annual meeting. However, if we did not hold an annual meeting during the previous year, or if the date of this year’s annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials. For the 2012 annual meeting, the deadline is November 18, 2011. Director candidates recommended by stockholders are evaluated by the Governance/Nominating Committee based on the same criteria applied by the Governance/Nominating Committee to director candidates identified by that committee, as described in the previous paragraph.

In order to be valid, a stockholder’s notice to the Corporate Secretary must set forth (i) the name and address of the stockholder recommending such candidate, as they appear on our books to the extent the stockholder is a record holder, (ii) the class and number of shares of Westwood that are beneficially owned by the stockholder, (iii) the name, age, business address and residence address of each candidate proposed in the notice, (iv) each candidate’s biographical data and qualifications, (v) the class and number of shares of Westwood stock beneficially owned by the candidate, if any, (vi) a description of all arrangements or understandings between the stockholder and each candidate and any other persons pursuant to which the stockholder is making the recommendation, and (vii) any other information required to be disclosed in solicitations of proxies for election of directors or information otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, relating to any person that the stockholder proposes to recommend for election or re-election as a director, including the candidate’s signed written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

For the 2011 Annual Meeting, our Governance/Nominating Committee has not received a candidate recommendation from any stockholder (or group of stockholders), including any stockholder (or group of stockholders) that beneficially owns more than five percent of our common stock.

Communications with the Board

Stockholders or other interested parties may communicate with the Board of Directors or particular Board members (including our Lead Director or non-management directors as a group) by mailing a written communication to our Corporate Compliance Officer at 200 Crescent Court, Suite 1200, Dallas, Texas 75201, by email to compliance@westwoodgroup.com or by telephone to 214-756-6900. All communications are received and processed by the Corporate Compliance Officer before being referred to the appropriate Board member(s). Complaints relating to our accounting, internal accounting controls or auditing matters and concerns regarding questionable accounting or auditing matters are referred to the Chairman of the Audit Committee. Other communications intended for the Board of Directors at large are referred to our Lead Director, while communications intended for specific Board members are referred to those Board members. Advertisements, solicitations for periodical or other subscriptions, and similar communications are not forwarded to Board members. In the event that a complaint or concern appears to involve the Corporate Compliance Officer, then the stockholder or other interested party is encouraged to contact directly the Chairman of the Audit Committee, Raymond E. Wooldridge, at rwooldridge@westwoodgroup.com.

Stockholders may also communicate directly with Board members at the annual meetings of stockholders, as it is our policy that Board members should attend such meetings and make themselves available to address any matters properly brought before the meetings. All of our Board members attended the 2010 annual meeting of stockholders.

Code of Ethics

All of our employees, including our principal executive officer, principal financial officer and principal accounting officer, and directors are required by our Code of Business Conduct and Ethics to conduct our business in the highest legal and ethical manner. The full text of the Code is available on our website at www.westwoodgroup.com. In addition, a copy of the Code is available upon written request to our Corporate Secretary at our principal executive office. We intend to post amendments to or waivers from the Code as required by applicable rules at this location on our website.

Our employees are required to report any conduct that they believe could in any way be construed as a fraudulent or illegal act or otherwise in violation of the Code. The Audit Committee has established procedures to receive, retain and address complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of related concerns.

Director Compensation

We pay each non-employee member of our Board of Directors a $4,000 annual retainer, $4,000 for each regularly scheduled quarterly meeting of the Board of Directors attended by the member and $1,000 per Board or committee meeting attended other than regularly scheduled quarterly meetings. The Chairman of the Audit Committee receives an additional $4,000 annual retainer. Additionally, upon election or re-election as a member of our Board of Directors, each non-employee director is awarded 1,500 restricted shares of our common stock, which generally vest 12 months from the date of grant. The Compensation Committee reviews our compensation arrangements for directors from time to time. Brian O. Casey, our President and Chief Executive Officer, and Susan M. Byrne, our Chairman of the Board and Chief Investment Officer, are not included in this table as they are Company employees and receive no compensation for their service as directors. The Company’s executive officers do not make recommendations regarding the non-employee directors’ compensation.

2010 Director Summary Compensation Table

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Total ($) (h)
Tom C. Davis	20,000	52,725	72,725
Richard M. Frank	22,000	52,725	74,725
Robert D. McTeer	16,000	52,725	68,725
Frederick R. Meyer	9,000	—	9,000
Jon L. Mosle, Jr.	20,000	52,725	72,725
Geoffrey R. Norman	22,000	52,725	74,725
Raymond E. Wooldridge	25,000	52,725	77,725
Martin J. Weiland	—	—	—

Notes, by column letter:

(a)	Martin J. Weiland was appointed to the Board of Directors on November 29, 2010 but did not attend any meetings in 2010. Mr. Weiland did not receive any compensation for serving on the Board in 2010. If Mr. Weiland is re-elected to the Board by our stockholders at the annual meeting, he will receive our standard non-employee director compensation as summarized above for the 2011 fiscal year.

(c)	The amounts contained in column (c) reflect the grant date fair value of the time-vested restricted stock granted to directors in 2010 in accordance with Accounting Standards Codification Topic 718 (“ASC 718”), “Stock Compensation” (formerly FASB Statement No. 123(R)) (except no assumptions for forfeitures were included). The assumptions used in the valuation of the restricted stock awards are discussed in footnote 10 “Employee Benefits” of our audited financial statements, which are included in our 2010 Form 10-K filed with the Securities and Exchange Commission on February 25, 2011. All restricted stock grants were made under the Company’s Stock Incentive Plan and are subject to a one-year vesting period as described above.

As of December 31, 2010, the directors held the following unvested restricted stock and unexercised stock options:

Name (a)	Unvested Restricted Stock (b)	Stock Options Outstanding and Exercisable (c)
Tom C. Davis	1,500	—
Richard M. Frank	1,500	—
Robert D. McTeer	1,500	—
Jon L. Mosle, Jr.	1,500	—
Geoffrey R. Norman	1,500	—
Raymond E. Wooldridge	1,500	2,500
Martin J. Weiland	—	—

Notes, by column letter:

(b)	The unvested restricted shares were issued on July 22, 2010 and have a vesting date of July 1, 2011, subject to such director’s continued service as a director through the vesting date.

(c)	The outstanding stock options were issued in July 2002 and have an exercise price of $12.90 per share and have a term of ten years from the date of grant.

EXECUTIVE OFFICERS

Biographical information regarding Westwood’s current executive officers and other key employees is as follows:

Brian O. Casey. See biographical information under the caption Proposal 1 – Election of Directors.

Susan M. Byrne. See biographical information under the caption Proposal 1 – Election of Directors.

William R. Hardcastle, Jr., age 43, has served as Vice President and Chief Financial Officer of Westwood since July 2005. Mr. Hardcastle served as Treasurer of Westwood from July 2002 to July 2005 and as Assistant to the President of Westwood from December 2001 to July 2002.

There are no family relationships among the directors, executive officers and other key employees of Westwood.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of our Executive Compensation Program

The intellectual capital of our employees is collectively the most important asset to our firm. As an asset manager, our financial results are primarily based upon the amount of assets we manage, which is dependent on our ability to generate competitive long-term investment performance, build strong relationships with investment consulting firms, provide attentive client service and develop new client relationships, all of which is directly dependent upon our intellectual capital.

We believe that the quality, expertise and commitment of our named executive officers (as defined below) are critical to enhancing the long-term value of the Company. To this end, a core objective in designing our executive compensation program is to deliver competitive total direct compensation (i.e. base salary, annual cash incentive award and annual equity incentive award) upon the achievement of financial performance and individual performance and contributions, that will attract, motivate and retain executives critical to our long-term success. The compensation awarded to our named executive officers is substantially dependent on corporate financial performance, as well as individual performance and contributions, which drives the creation of sustainable long-term stockholder value.

In 2010, our named executive officers demonstrated their capacity to perform well in an ongoing climate of economic uncertainty. Key highlights of the Company’s 2010 performance include the following:

•	23% year-over-year growth in assets under management to a record $12.5 billion

•	30% year-over-year growth in total revenues to a record $55.3 million

•	45% year-over-year growth in adjusted pre-tax income to a record $28.9 million

•	43% year-over-year growth in net income to a record $11.3 million

•	Expansion of our private wealth franchise with the acquisition of McCarthy Group Advisors, LLC

•	Continued strong organic growth of the WHG Funds, which reached a record $902 million at December 31, 2010

The Compensation Committee (the “Committee”) believes that our executive compensation program has played a significant role in our ability to drive strong financial results and the creation of stockholder value, which is demonstrated by the accomplishments of our named executive officers in 2010. The key aspects of our executive compensation program in 2010 are as follows:

•

A significant portion of each named executive officer’s total direct compensation – approximately 66% to 82% – was “at risk” compensation, delivered in the form of an annual cash incentive award and an annual equity incentive award.

•

The annual cash incentive award to the Chief Executive Officer and Chief Investment Officer is based upon an annual, pre-determined performance goal, the formula for which was approved by our stockholders in 2006.

•

The vesting of the Chief Executive Officer’s and Chief Investment Officer’s equity awards is based upon annual, pre-determined performance goals, the criteria for which was approved by our stockholders.

•

The base salary of the Chief Investment Officer and Chief Financial Officer remained flat at 2009 levels, while the Chief Executive Officer’s base salary increased 11% in 2010, his first base salary increase in approximately four years.

•	Over the past three years, the named executive officers have not received significant perquisites.

The Committee annually reviews and approves our executive compensation strategy and principles to ascertain whether they are aligned with our business strategy and objectives, stockholder interests, desired behaviors, and corporate culture. The Committee aims to set our named executive officers’ total direct compensation at a level that is fair, reasonable and competitive.

The Company has only three executive officers. Brian O. Casey serves as our President and Chief Executive Officer, Susan M. Byrne serves as our Chairman of the Board and Chief Investment Officer, and William R. Hardcastle, Jr. serves as our Vice President, Chief Financial Officer. These individuals are sometimes referred to in this proxy statement collectively as our “named executive officers.”

Compensation Philosophy and Objectives

As an asset management firm, one of our greatest resources is the collective skill, experience and efforts of all of our employees, including our named executive officers. Our long-term success depends on our ability to provide superior investment returns and attentive service to our clients. To achieve these goals, it is critical that we are able to attract, retain and motivate talented professionals within all levels of our Company who are committed to our core values of integrity, honesty and excellence as well as to properly align their incentives with our stockholders and clients. The Committee believes that compensation paid to the named executive officers should:

•	Closely align incentives for executives with our performance on both a short-term and long-term basis; and

•	Enable us to attract, retain and motivate executives critical to our long-term success.

The Committee evaluates both performance and compensation relative to other peer companies to ensure that we maintain our ability to attract and retain superior employees in key positions. Our compensation program seeks to compensate the named executive officers at a level that is competitive with similar firms in the asset management industry and to align executives’ incentives with stockholders and clients. The compensation program is designed to reward individual and company-wide performance as well as recognize the executives’ contribution to serving our clients and creating value for our stockholders. Accordingly, the compensation program for the named executive officers generally consists of a combination of base salary, an annual cash incentive award, an annual equity incentive award, and employee and post-retirement benefits.

Role of Executive Officers in Compensation Decisions

The Committee receives a joint recommendation on the level and form of the Chief Financial Officer’s compensation from the Chief Executive Officer and the Chief Investment Officer. The recommendation of the Chief Executive Officer and the Chief Investment Officer is based upon their annual review of the Chief Financial Officer’s performance. The Committee has complete discretion to accept, reject, or modify the recommendation regarding the Chief Financial Officer’s level and form of compensation. In 2010, the Committee accepted, without modification, the level and form of the Chief Financial Officer’s compensation that was recommended by the Chief Executive Officer and the Chief Investment Officer. For further discussion of the Chief Financial Officer’s performance evaluation, see “Setting Executive Compensation–Assessment of Individual Performance” below.

The Chief Executive Officer and the Chief Investment Officer do not make recommendations regarding their compensation to the Committee.

Setting Executive Compensation

Based on the foregoing philosophy and objectives, the Committee has structured our executive compensation program to motivate the named executive officers to achieve the business strategies and goals set by us and to reward the executives for achieving such results. In establishing total direct compensation (i.e., base salary, annual cash incentive award and annual equity incentive award) for the named executive officers, the Committee performs the following reviews:

•

Assessment of Company Performance. In establishing total direct compensation of the named executive officers, the Committee considered one or more of the following measures of Company performance: “adjusted pre-tax income” (as defined below), growth in assets under management, and investment performance of the portfolios managed by the Company.

With respect to approving the (i) annual base salaries of each of the named executive officers and (ii) annual cash incentive award and equity incentive award of the Chief Financial Officer, the Committee did not assess the above performance measures based upon predetermined formulas or weighted factors, but rather considered all of these measures subjectively and collectively; provided that (as further discussed below) the starting point for determining the Company cash bonus pool in which the Chief Financial Officer participates is based upon the Company’s annual “adjusted pre-tax income.”

With respect to determining the size of the annual cash incentive award and equity incentive award of the Chief Executive Officer and the Chief Investment Officer, the Committee established a formula based on the Company’s adjusted pre-tax income. The Committee retains discretion to reduce (but not increase) the formula amounts of the annual cash incentive award payable to our Chief Executive Officer and Chief Investment Officer as further discussed below.

The Committee chose the above performance measures because it believes that such measures are meaningful indicators of the Company’s profitability and performance and align executive compensation with the interests of the Company’s stockholders and clients. As further described below, Company performance was only one of many factors considered by the Committee in approving executive compensation.

•

Assessment of Individual Performance. Individual performance has an impact on the compensation of all Company employees, including the named executive officers. The assessment of the named executive officers’ performance is a subjective evaluation of accomplishment and contribution to the Company and is not based on the achievement of specific quantitative goals. Annually, the Committee reviews the performance of both the Chief Executive Officer and the Chief Investment Officer for the prior year. As discussed above, the Chief Executive Officer and the Chief Investment Officer review the annual performance of the Chief Financial Officer and a full report of the results of the review is provided to the Committee.

In approving the compensation of the named executive officers in 2010, the Committee considered the following subjective qualitative goals, accomplishments and contributions:

Brian O. Casey. In assessing the Chief Executive Officer’s base salary (which was renegotiated in 2010 in arms’ length negotiations as further discussed below) and/or assessing whether the Committee should exercise any discretion to reduce the Chief Executive Officer’s annual cash incentive award, the Committee considered Mr. Casey’s:

•	Comprehensive oversight and management responsibilities across the entire organization;

•	Leadership with respect to the acquisition of McCarthy Group Advisors, LLC in November 2010 and ongoing strategic and corporate development initiatives;

•	Development, in conjunction with the Committee, of incentive compensation programs for institutional sales, Westwood Trust and investment management personnel;

•	Leadership through the ongoing climate of economic uncertainty during the past couple of years;

•	Role in new product development;

•	Continued customer focus; and

•	The Company’s recognition in 2009 and 2010 as one of the “100 Best Companies in the United States” by DeMarche Associates, Inc., a leading investment research firm.

Susan M. Byrne. In assessing the Chief Investment Officer’s base salary and/or assessing whether the Committee should exercise any discretion to reduce the Chief Investment Officer’s annual cash incentive award, the Committee considered Ms. Byrne’s:

•	Development and oversight of the Company’s investment strategy and investment function;

•	Role in setting portfolio-level risk controls and monitoring portfolio risk on an ongoing basis;

•	Role in the ongoing development of the Company’s investment management and research capabilities;

•	Role in new product development over the past couple of years, including the launch of Global Strategic Diversification in 2010; and

•

Leadership with respect to the Company’s competitive investment performance, including the outperformance of the SMidCap, SmallCap, AllCap and Income Opportunity strategies relative to their stated benchmarks in 2010 and principally all other products over multi-year periods.

William R. Hardcastle, Jr. In assessing the Chief Financial Officer’s base salary, annual cash incentive award and/or equity incentive award, the Committee considered Mr. Hardcastle’s:

•	Financial leadership in the Company by maintaining a strong balance sheet and managing the Company’s financial position during an ongoing climate of economic uncertainty;

•

Substantial contribution to the Company’s strategic and corporate development initiatives over the past couple of years, including the Philadelphia Fund acquisition in 2009 and the acquisition and integration of McCarthy Group Advisors, LLC in 2010;

•

Substantial involvement in the continued development of the Company’s investor relations strategy, including securing the Company’s participation in the William Blair Emerging Growth Stock Conference in October 2009 and in the Bank of America Merrill Lynch Smid Cap Conference in June 2010; and

•	Role in overseeing the Company’s financial reporting process and internal control over financial reporting.

The Committee did not assign individual weights to any of the above considerations, but used them collectively to make its compensation determinations. As further described below, individual performance was only one of many factors considered by the Committee in approving executive compensation.

•

Market Compensation Data. The Committee reviews each component of the named executive officers’ total direct compensation (i.e., base salary, annual cash incentive award and annual equity incentive award) against the McLagan Asset Management Compensation/Business Planning Study that surveys asset management firms with assets under management up to $15 billion (the “McLagan Survey”). The McLagan Survey is a widely used and definitive source of market compensation data for a significant number of public and private investment management and advisory firms. It provides detailed analyses of compensation for a greater depth of investment management employees than is available for our public peers and is specifically focused on the asset management industry. The McLagan Survey provides market compensation data for approximately 56 public and private investment management firms. However, the compensation analysis for a particular officer position in the McLagan Survey does not provide the identities of the individual investment management and advisory firms. Instead, the market compensation data is presented in several different groupings, including by the firms’ headquarters location, range of assets under management and job function. Confidentiality obligations to McLagan Partners and to its survey participants prevent us from disclosing the firms included in the survey.

The Committee also compares each component of the named executive officers’ total direct compensation against a custom peer group of publicly traded asset management companies (collectively, the “Custom Peer Group”). The Custom Peer Group, which is periodically reviewed and updated by the Committee, consists of companies against which the Committee believes the Company competes for executive talent. For 2010, the companies comprising the Custom Peer Group were:

• Affiliated Managers Group, Inc.	• GAMCO Investors, Inc.

• Calamos Asset Management, Inc.	• T. Rowe Price Group, Inc.

• Cohen & Steers, Inc.	• Waddell & Reed Financial Inc.

• Epoch Holding Corporation

Most of the companies that comprise the Custom Peer Group are much larger companies than the Company in terms of assets under management and revenues and have greater resources than the Company. The Committee realizes this size disparity and takes it into account when looking at the Custom Peer Group in the context of evaluating and approving compensation for the named executive officers. There were no changes in the composition of the Custom Peer Group from 2009 to 2010.

The Committee considers the market compensation data provided by the McLagan Survey and the Custom Peer Group equally relevant and important, with neither source of information being a determinative factor in setting executive compensation levels. The Committee uses both sources of information as a “market check” to ensure, in its subjective judgment, that individual pay components remain competitive. The Committee does not target any individual pay component of the named executive officers to fall within a specific range or percentile of the market compensation data of the McLagan Survey or the Custom Peer Group.

There is no pre-established target for the allocation between (i) cash and equity-based compensation and (ii) short-term and long-term incentive compensation. Rather, the Committee considers, among other things, Company performance, individual performance, and the market compensation data provided by the McLagan Survey and Custom Peer Group, as well as its own subjective judgment to determine the appropriate level and mix of each component of the executive compensation program.

The Committee monitors the pay ratios among the named executive officers to ensure executive compensation is reasonable and fair, as well as consistent with the Company’s business strategies and objectives, which the Committee believes promotes executive motivation and retention and team cohesiveness. While general principles of internal pay equity are considered subjectively in the context of the named executive officers’ roles and responsibilities within the Company, individual performance, and Company performance, the Committee does not seek to maintain a specific ratio between the remuneration of the (i) Chief Executive Officer and that of the other named executive officers or (ii) the Chief Investment Officer and that of the other named executive officers. Furthermore, as executives progress to higher levels in the Company, their ability to directly impact our performance increases and our need to retain these executives increases; as a result, they receive a larger allocation of their total direct compensation in the form of cash and equity incentive awards compared to other Company employees.

2010 Executive Compensation Components

For 2010, the principal components of compensation for the named executive officers were:

•	Base salary;

•	Cash incentive award;

•	Equity incentive award; and

•	Employee and post-retirement benefits.

Base Salary

Base salary is the fixed component of the named executive officer’s annual cash compensation. We provide named executive officers with a base salary to compensate them for services rendered during the fiscal year and in recognition of their expertise, skills, knowledge and experience.

Salary levels are typically considered annually as part of our performance review process, as well as upon a promotion, change in job responsibilities, or in connection with the renegotiation of an employment agreement. Generally, salary levels and increases in salary, if any, are set by the Committee at levels they subjectively determine to be appropriate based on the respective named executive officer’s roles and responsibilities, individual performance, Company performance as discussed above, internal pay equity considerations, and market compensation data.

In connection with the negotiation of the Chief Executive Officer’s new employment agreement in 2010, his base salary was increased 11% to $500,000. While the Chief Executive Officer’s base salary was ultimately based upon arms’ length negotiations, in approving such base salary the Committee considered the Company performance as discussed above, his individual performance as discussed above, internal pay equity considerations, and market compensation data. Notwithstanding the Committee’s review of the market compensation data, the Committee does not target individual pay components, including the Chief Executive Officer’s base salary, to fall within a specific range or percentile of the market compensation data.

In 2010, the Chief Investment Officer and the Chief Financial Officer did not receive an increase in their base salaries as a result of the Committee’s desire to place a greater emphasis on their cash and equity incentive award to further align the executive compensation program with the long-term interests of our stockholders and clients. The Chief Investment Officer’s base salary is $750,000, which is the minimum base salary stipulated in her employment agreement. It has been four years and three years, respectively, since the Chief Investment Officer and the Chief Financial Officer have received an increase in their base salary. Prior to 2010, the Chief Executive Officer had not received an increase in base salary since 2006.

The material terms of the employment agreements of the Chief Executive Officer and Chief Investment Officer are summarized below.

Annual Cash Incentive Awards

The Committee believes that cash incentive awards promote high performance and achievement of corporate strategy and objectives by our named executive officers, encourage growth of stockholder value, and allow our named executive officers to participate in our growth and profitability.

The Company maintains a Company bonus pool in which every employee of the Company is eligible to participate, including the Chief Financial Officer, but excluding the Chief Executive Officer and the Chief Investment Officer. In 2010, the total amount of the Company bonus pool was approximately $5,635,000, which was based on a guideline of approximately 20% of the Company’s 2010 “adjusted pre-tax income” (as defined below). The Committee annually reviews the 20% guideline to ensure, in its subjective judgment, such threshold reflects industry standards, will adequately fund potential bonuses, and provide sufficient capacity to reward extraordinary performance, when and if earned. The amount and calculation of the bonus pool are subject to change at any time at the discretion of the Committee.

In 2010, the Committee granted the Chief Financial Officer an annual cash incentive award of $150,000 from the Company bonus pool, representing a 36% increase compared to his 2009 award. The amount of the Chief Financial Officer’s 2010 cash incentive award was recommended to the Committee by the Chief Executive Officer and the Chief Investment Officer. The Committee approved the Chief Financial Officer’s 2010 cash incentive award based upon (i) the results of the Chief Financial Officer’s performance evaluation discussed above, (ii) Company performance as discussed above, and (iii) market compensation data. The Committee did not assign individual weights to any of the above considerations but assessed them subjectively and collectively and, using its own subjective judgment, approved the Chief Financial Officer’s 2010 cash incentive award. The Committee determined that the Chief Financial Officer’s 2010 cash incentive award was reasonable based upon its subjective judgment after reviewing the market compensation data derived from the McLagan Survey and the Custom Peer Group. Notwithstanding the Committee’s review of the market compensation data, the Committee does not target individual pay components, including the Chief Financial Officer’s 2010 cash incentive award, to fall within a specific range or percentile of the market compensation data. The Chief Financial Officer’s annual cash incentive award that was earned in 2010 and paid in February 2011 and July 2011 is listed in column (d) in the “2010 Summary Compensation Table” below.

The maximum annual cash incentive award for the Chief Executive Officer and the Chief Investment Officer is determined based on the formula described below, which is subject to the Committee’s oversight and reduction. On April 27, 2006, the Company’s stockholders approved the formula for the annual cash incentive award that may be earned by the Chief Executive Officer and the Chief Investment Officer. For the Chief Executive Officer, the annual cash incentive award is a maximum of 3% of our “adjusted pre-tax income.” For the Chief Investment Officer, the annual cash incentive award is a maximum of 8% of our “adjusted pre-tax income.” The Committee has discretion to reduce (but not to increase) the amount determined by these formulas for any year. The Committee did not exercise its discretion to reduce the Chief Executive Officer’s nor the Chief Investment Officer’s award for 2010.

The Committee chose “adjusted pre-tax income” as the basis for the company bonus pool and the performance formula for the Chief Executive Officer and the Chief Investment Officer because it believes that such performance measure is a meaningful indicator of our performance and profitability and also believes that structuring the annual cash incentive award in this way closely aligns the interests of these executives with our stockholders. The Committee chose the 3% and 8% levels based on its review of the market compensation data as well as its subjective judgment of the proper allocation of the annual cash incentive award to total direct compensation of these executives.

Our adjusted pre-tax income is determined based on our audited financial statements and is equal to our income before income taxes increased by the expenses incurred for the year for (i) the annual cash incentive awards earned by the Chief Executive Officer and the Chief Investment Officer, (ii) incentive compensation for all other Company employees, and (iii) performance-based restricted stock awards to the Chief Executive Officer and the Chief Investment Officer. The Company’s adjusted pre-tax income for 2010 was $28,868,561. The Chief Executive Officer’s and the Chief Investment Officer’s annual cash incentive award that was earned in 2010 and paid in February 2011 is listed in column (f) in the “2010 Summary Compensation Table” below.

The Committee may also grant discretionary bonus awards of stock, cash or any combination of stock and cash to our officers and key employees in such amounts and subject to such terms and conditions as the Committee may determine. The Committee currently intends to continue to utilize annual cash incentive awards similar to the above as the primary means of granting cash incentive bonus awards to our named executive officers. The Committee did not grant any discretionary bonus awards in 2010.

Long-Term Equity-Based Incentive Awards

Long-term equity-based incentive awards are designed to align the interests of our named executive officers, as well as our other employees, with the interests of our clients and stockholders. Equity-based awards also encourage our named executive officers and other employees to focus on our long-term performance. While the Third Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan (the “Stock Incentive Plan”) authorizes the grant of several types of long-term equity-based incentive awards, the Committee currently expects that its equity-based awards will be limited to time-vested restricted stock awards and performance-based restricted stock awards. Long-term equity-based incentive awards are a key component of our overall compensation program and we believe it has enabled us to attract, retain and motivate talented professionals. The Committee also believes that restricted stock is the most effective equity-based award to accomplish these objectives, as it best conveys the concept of ownership to grantees and, subject to Committee discretion, allows them to vote the shares and to receive dividends on their unvested shares. See Proposal No. 3 of this proxy statement for further information on the Stock Incentive Plan.

The vesting of restricted shares of our common stock may be conditioned upon the lapse of time and/or the satisfaction of performance and other conditions determined by the Committee. Unless the Committee determines otherwise, the recipient of restricted shares will generally have the right to vote the restricted shares. The Committee may also determine whether dividends will be payable with respect to restricted shares (at the same rate that is paid to all our stockholders generally) and, if so, may impose vesting and repayment conditions with respect to such dividends. Historically, we paid dividends on shares of restricted stock as and when dividends were paid to our stockholders. After September 2010, however, dividends payable with respect to restricted stock may be subjected to repayment or forfeiture conditions if the underlying shares of restricted stock are forfeited. None of the restricted shares may be sold, transferred, or pledged during the restricted period.

The Committee has utilized restricted stock awards as a meaningful component of total direct compensation paid to the named executive officers as well as to other employees. These awards also allow all employees to participate in any growth in the Company’s value to which they contribute.

Time-Vested Restricted Stock Awards

The Committee may grant time-vested restricted stock awards. Since 2006, the Chief Executive Officer and the Chief Investment Officer have not received time-vested restricted stock awards, but instead have received a performance-based restricted stock award, as described below. For the Chief Financial Officer and all other eligible employees, generally, time-vested restricted stock awards are made annually.

In 2010, the Chief Financial Officer received a time-vested restricted stock award of 6,000 shares, which was 1,000 shares fewer than he received in 2009. The Chief Financial Officer’s 2010 time-vested restricted stock award was recommended to the Committee by the Chief Executive Officer and the Chief Investment Officer. The Committee approved the Chief Financial Officer’s 2010 restricted stock award based upon the results of the Chief Financial Officer’s performance evaluation as discussed above. The 2010 restricted stock award vests as follows: 50% after two years, 75% after three years and 100% after four years, subject, in most cases, to the Chief Financial Officer’s continuing employment.

Performance-Based Restricted Stock Awards

The Committee believes that granting performance-based restricted stock awards to the Chief Executive Officer and the Chief Investment Officer strongly aligns their interests with our stockholders and clients. These awards also allow them to participate in any growth in the Company’s value to which they contribute.

In 2010, the Committee granted a restricted stock award to the Chief Executive Officer for 175,000 shares of restricted common stock, which vests over a period of five years, 35,000 shares per year; provided that, with respect to each fiscal year the performance goal for such period has been met. For 2010, the performance goal was “adjusted pre- tax income” (as defined below) of not less than $14,774,000 representing a five-year compound annual growth rate of 10% over 2005 adjusted pre-tax income of $9,173,700. In each subsequent vesting year, the performance goal for further vesting of the restricted stock will be determined by the Committee and established in writing no later than 90 days after the commencement of such fiscal year. If, in any year, the performance goal is not met, the Committee may establish a goal for a subsequent year which, if achieved or exceeded, may result in full or partial vesting of the shares that did not otherwise become vested in a prior year. Performance goals will in all events be based upon criteria set forth in the Stock Incentive Plan.

In 2006, the Committee granted a restricted stock award to the Chief Investment Officer for 300,000 shares of restricted common stock, which vests over a period of six years, 50,000 shares per year; provided that, with respect to each fiscal year the performance goal for such period has been met. For 2010, the performance goal was “adjusted pre-tax income” (as defined below) of not less than $14,774,000 representing a five-year compound annual growth rate of 10% over 2005 adjusted pre-tax income of $9,173,700. In each subsequent vesting year, the performance goal for further vesting of the restricted stock will be determined by the Committee and established no later than 90 days after the commencement of such fiscal year. If, in any year, the performance goal is not met, the Committee may establish a goal for a subsequent year which, if achieved or exceeded, may result in full or partial vesting of the shares that did not otherwise become vested in a prior year. Performance goals will in all events be based upon the Company’s adjusted pre-tax income.

Adjusted pre-tax income is determined based on our audited financial statements and is equal to our income before income taxes increased by the expenses incurred for the year for (i) the annual cash incentive awards earned by the Chief Executive Officer and the Chief Investment Officer, (ii) incentive compensation for all other Company employees, and (iii) performance-based restricted stock awards to the Chief Executive Officer and the Chief Investment Officer. The Committee chose adjusted pre-tax income as the basis for the performance-based vesting formula because it believes that such financial measure is a meaningful indicator of our performance and profitability and also believes that structuring the performance-based annual incentive awards in this way closely aligns the interests of these executives with our stockholders.

On February 23, 2011, the Committee certified that the performance goal for 2010 was achieved and the Chief Executive Officer vested in 35,000 shares and the Chief Investment Officer vested in 50,000 shares. As allowed under the Stock Incentive Plan and approved by the Committee, the Chief Executive Officer surrendered 12,395 and the Chief Investment Officer surrendered 15,000 of these shares in order to partially satisfy tax withholding requirements due to the vesting of these shares.

It is anticipated that performance-based restricted stock awards for the Chief Executive Officer and the Chief Investment Officer will qualify for the performance-based compensation exemption from the deduction limitation provisions of 162(m) of the Internal Revenue Code (“Section 162(m)”). The specific performance goal for which the Chief Executive Officer’s and the Chief Investment Officer’s performance-based restricted stock awards vest for the year is established within 90 days after the beginning of the vesting year, as required by Section 162(m).

The Company does not have a formal policy on timing equity compensation grants in connection with the release of material non-public information to affect the value of compensation. In the event that material non-public information becomes known to the Committee prior to granting equity awards, the Committee will take the existence of such information under advisement and make an assessment in its business judgment whether to delay the grant of the equity award in order to avoid any impropriety or any appearance of impropriety.

Employee and Post-Retirement Benefits

We offer employee and post-retirement benefits to all Company employees, including the named executive officers, in order to provide them with a reasonable level of financial support in the event of injury, illness, or disability and to help them accumulate retirement savings on a tax-favored basis. All Company employees are eligible to participate in all benefit programs including medical, dental and vision insurance coverage, disability insurance and life insurance. In addition, all employees are eligible to participate in the Westwood Holdings Group, Inc. Savings Plan (the “Savings Plan”). The cost of health insurance and the Savings Plan is partially borne by employees, including the named executive officers. We bear the cost of disability insurance and a set amount of term life insurance for all employees.

Savings Plan and Matching Contributions

Under the Savings Plan, all Company employees are eligible to make so-called 401(k) contributions to their plan accounts subject to the annual IRS limits. We fully match employee contributions up to 6% of their eligible compensation (again, subject to IRS limits). Employees are vested immediately in their 401(k) contribution as well as the Company match.

Profit Sharing Contributions

The Savings Plan also authorizes us to make discretionary annual contributions to employees’ Savings Plan accounts based on our profitability and performance. The profit sharing component of the Savings Plan is meant to be broad-based and all employees are eligible for discretionary profit sharing contributions. Profit sharing contributions are subject to a six-year graded vesting schedule based on an employee’s years of service. For 2010, we made a discretionary contribution for all employees equal to 5% of their eligible compensation.

For 2010, the Company made 401(k) Company matching contributions and Company profit sharing contributions totaling $26,950 for each of our named executive officers.

Perquisites

We do not provide significant perquisites or personal benefits to the named executive officers.

Tax and Accounting Implications

Compliance with Section 162(m) of the Internal Revenue Code

Section 162(m) disallows a federal income tax deduction to publicly-held companies for certain compensation paid to the chief executive officer and certain other highly-compensated officers to the extent that compensation exceeds $1 million per executive officer covered by Section 162(m) in any fiscal year. However, performance-based compensation that meets certain requirements is excluded from this $1 million limitation.

In designing our compensation program, the Committee considers the effect of Section 162(m) together with other factors relevant to our business needs. We have historically taken, and intend to continue taking, appropriate actions, to the extent we believe desirable, to preserve the deductibility of executive compensation. The Committee considers it important to preserve the tax deductibility of compensation for its named executive officers, consistent with achieving its goal of retaining its executive management team; however, the Committee has not adopted a policy that all compensation paid must be tax-deductible and qualified under Section 162(m).

The Company believes that all of the compensation paid to our named executive officers for 2010 will be deductible by the Company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Richard M. Frank, Chairman
Geoffrey R. Norman
Raymond E. Wooldridge

2010 Summary Compensation Table

The following table summarizes all compensation earned by our named executive officers in the years indicated.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Non-Equity Incentive Plan Compen- sation ($) (f)	All Other Compen- sation ($) (g)	Total ($) (h)
Brian O. Casey, President and Chief Executive Officer	2010 2009 2008	483,333 450,000 450,000	— — 15,323	1,396,500 470,250 470,250	866,057 597,608 734,141	26,950 24,500 29,900	2,772,840 1,542,358 1,699,614
William R. Hardcastle, Jr., Vice President, Chief Financial Officer	2010 2009 2008	175,000 175,000 175,000	150,000 110,000 113,000	235,320 214,830 196,075	— — —	26,950 24,500 29,900	587,270 524,330 513,975
Susan M. Byrne, Chairman of the Board and Chief Investment Officer	2010 2009 2008	750,000 750,000 750,000	— — —	940,500 940,500 940,500	2,309,485 1,593,622 1,998,573	26,950 24,500 29,900	4,026,935 3,308,622 3,718,973

Notes, by column letter:

(d)	Mr. Casey was granted discretionary bonus awards in July 2008 aggregating $15,323 to assist in the payment of his tax obligations relating to the vesting of restricted stock awards. Mr. Hardcastle was granted non-plan cash incentive awards from a Company bonus pool, which was not based upon any pre-established performance goals, of $150,000, $110,000 and $113,000 in 2010, 2009 and 2008, respectively. See the “Compensation Discussion & Analysis” section above for a further description of Mr. Hardcastle’s 2010 cash incentive award.

(e)	For 2010, the amounts contained in column (e) reflect (1) for Mr. Casey, the grant date fair value of the tranche of his 2010 performance-based restricted stock award that was subject to vesting in 2010 (35,000 shares), (2) for Ms. Byrne, the grant date fair value of the tranche of her 2006 performance-based restricted stock award that was subject to vesting in 2010 (50,000 shares), and (3) for Mr. Hardcastle, the grant date fair value of his time-vested restricted stock award granted in 2010 (6,000 shares).

For 2009, the amounts contained in column (e) reflect (1) for Mr. Casey, the grant date fair value of the tranche of his 2006 performance-based restricted stock award that was subject to vesting in 2009 (25,000 shares), (2) for Ms. Byrne, the grant date fair value of the tranche of her 2006 performance-based restricted stock award that was subject to vesting in 2009 (50,000 shares); and (3) for Mr. Hardcastle, the grant date fair value of his time-vested restricted stock award granted in 2009 (7,000 shares).

For 2008, the amounts contained in column (e) reflect (1) for Mr. Casey, the grant date fair value of the tranche of his 2006 performance-based restricted stock award that was subject to vesting in 2008 (25,000 shares), (2) for Ms. Byrne, the grant date fair value of the tranche of her 2006 performance-based restricted stock award that was subject to vesting in 2008 (50,000 shares); and (3) for Mr. Hardcastle, the grant date fair value of his time-vested restricted stock award granted in 2008 (5,500 shares).

The above grant date fair values reported in column (e) were calculated in accordance with Accounting Standards Codification Topic 718 (“ASC 718”), “Stock Compensation,” except no assumptions for forfeitures were included. The assumptions used in the valuation of the restricted stock awards are discussed in footnote “10. Employee Benefits” of our audited financial statements, which are included in our 2010 Form 10-K filed with the Securities and Exchange Commission on February 25, 2011. See the “Compensation Discussion & Analysis” section above for a further description of these restricted stock awards.

(f)	The amounts in column (f) reflect the cash payment of 3% and 8% of our adjusted pre-tax income for the respective year to Mr. Casey and Ms. Byrne, respectively, in accordance with their annual cash incentive award. The Company’s adjusted pre-tax income for 2010, 2009 and 2008 was $28,868,561, $19,920,273 and $24,982,158, respectively. See the “Compensation Discussion & Analysis” section above for a further description of these cash incentive awards.

(g)	The amounts in column (g) reflect 401(k) Company matching contributions and Company profit sharing contributions to the Westwood Holdings Group, Inc. Savings Plan. See the “Compensation Discussion & Analysis” section above for a further description of the plan contributions in 2010.

We have employment agreements with Brian O. Casey and Susan M. Byrne. Under these agreements these officers receive a minimum base salary, are eligible to receive performance-based and discretionary bonuses, receive restricted shares (subject to performance conditions), could become fully vested in their unvested equity compensation (depending on the cause of termination of employment) and could receive salary and benefits for one year after the termination of their employment (depending on the cause of termination of employment). In accordance with the terms of his employment agreement, Mr. Casey is paid a minimum annual salary of $500,000 and may receive a maximum annual incentive award of 3% of our adjusted pre-tax income. In accordance with the terms of her employment agreement, Ms. Byrne is paid a minimum annual salary of $750,000. Ms. Byrne is currently eligible to receive a maximum annual incentive award of 8% of our adjusted pre-tax income. The agreements expire on April 30, 2015 for the Chief Executive Officer and April 30, 2012 for the Chief Investment Officer. See the “Executive Employment Agreements” section set forth below for further discussion of these employment agreements.

Grants of Plan-Based Awards in 2010

The following table summarizes all grants of plan-based awards made to our named executive officers in 2010. The equity plan-based awards set forth in the following table consisted solely of restricted shares of our common stock that were granted under the Stock Incentive Plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares	Grant Date Fair Value of Stock ($) (j)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)	of Stock (#) (i)
Brian O. Casey	12/31/10	N/A	866,057	N/A
	4/21/10				N/A	35,000	N/A		1,396,500
William R. Hardcastle, Jr.	2/24/10	—	—	—	—	—	—	6,000	235,320
Susan M. Byrne	12/31/10	N/A	2,309,485	N/A
	2/24/10				N/A	50,000	N/A		940,500

Notes, by column letter:

(d)	The amounts in column (d) reflect the payment of 3% and 8% of our 2010 adjusted pre-tax income to Mr. Casey and Ms. Byrne, respectively, in accordance with their annual cash incentive award. There were no threshold or maximum award levels (or equivalent items) for these annual cash incentive awards. The Company’s adjusted pre-tax income for 2010 was $28,868,561. See the “Compensation Discussion & Analysis” section above for a further description of these cash incentive awards.

(g)	The amounts in column (g) reflect the tranche of Mr. Casey’s and Ms. Byrne’s performance-based restricted stock awards that is subject to vesting in 2010 upon our adjusted pre-tax income for 2010 being at least $14,774,000, representing a five-year compound annual growth rate of 10% over the adjusted pre-tax income for the year 2005. There were no threshold or maximum award levels (or equivalent items) for these performance-based annual restricted stock awards. See the “Compensation Discussion & Analysis” section above for a further description of these performance-based restricted stock incentive awards.

(i)	The amount in column (i) reflects the time-vested restricted stock award granted to Mr. Hardcastle in 2010. The shares vest as follows: 50% after two years, 75% after three years and 100% after four years.

(j)	The amounts in column (j) reflect the grant date fair value of (1) the tranche of Mr. Casey’s and Ms. Byrne’s performance-based restricted stock award that is subject to vesting in 2010, and (2) Mr. Hardcastle’s time-vested restricted stock award granted in 2010, computed in accordance with ASC 718 (except no assumptions for forfeitures were included). The assumptions used in the valuation of the restricted stock awards are discussed in footnote “10. Employee Benefits” of our audited financial statements, which are included in our 2010 Form 10-K filed with the Securities and Exchange Commission on February 25, 2011. The grant date fair value for Mr. Hardcastle’s award was $39.22 per share. The grant date fair value for Mr. Casey and Ms. Byrne’s awards were $39.90 and $18.81 per share, respectively, which were the prices at the original grant dates in April 2010 and May 2006, respectively.

Stock Incentive Plan

All equity-based incentive awards are governed by the Westwood Holdings Group, Inc. Third Amended and Restated Stock Incentive Plan, which currently permits the award of 2,648,100 shares of our common stock under the Stock Incentive Plan. As set forth in Proposal No. 3, the Company is seeking stockholder approval of an amendment to the Stock Incentive Plan to increase the shares reserved for issuance thereunder to an aggregate of 3,398,100 shares.

In 2010, awards under the Stock Incentive Plan consist of our authorized restricted common stock. Awards under the Stock Incentive Plan may be made to employees, including officers and directors who may be employees, non-employee directors, and consultants. Any shares issued under the Stock Incentive Plan may consist of authorized but unissued shares or reacquired shares or a combination thereof.

The Stock Incentive Plan authorizes the grant of several types of equity-based awards, including incentive stock options (“ISOs”), nonstatutory stock options (“NSOs”), restricted stock, stock purchase rights and performance shares (in the form of deferred stock awards). The Stock Incentive Plan also authorizes cash awards in the form of annual incentive awards, performance-based awards, and discretionary bonus awards. The various types of awards authorized under the Stock Incentive Plan may be utilized in the future if determined to be appropriate by the Committee. To date the Committee has limited its equity-based awards under the Stock Incentive Plan to NSOs and restricted stock, and in the future the Committee currently expects that its equity-based awards will likely be limited to restricted stock. The Committee believes that restricted stock is the most effective vehicle to align the interests of employees with stockholders and clients. Unless the Committee determines otherwise, the recipient of restricted shares will generally have the right to vote the restricted shares. The Committee may also determine whether dividends will be payable with respect to restricted shares (at the same rate that is paid to all our stockholders generally) and, if so, may impose vesting and repayment conditions with respect to such dividends. Historically, we paid dividends on shares of restricted stock as and when dividends were paid to our stockholders. After September 2010, however, dividends payable with respect to restricted stock may be subjected to repayment or forfeiture conditions if the underlying shares of restricted stock are forfeited. The Committee believes that the terms and conditions for restricted stock awards offer the best balance of providing value to the employee if we are successful as a company as well as providing a mechanism to retain key employees over the long-term as they build a meaningful portion of their wealth in the form of equity in us.

The Board or the Committee administers the Stock Incentive Plan with respect to all eligible individuals. Cash incentive awards earned in a given year are typically communicated to employees and paid in the first quarter of the following year to coincide with year-end performance reviews. In 2008, 2009 and 2010, a portion of certain employees’ cash incentive bonus was paid at mid-year to coincide with the personal tax liability resulting from restricted stock vesting. Prior to 2008, restricted stock grants were generally awarded annually by the Committee at its July meeting, which coincided with the timing of the first annual equity grants that were awarded shortly after our spin-off in July 2002. Since 2008, annual time-vested restricted stock awards have generally been awarded in the first quarter of the year in order to better synchronize the payment of cash incentive bonus awards with the withholding tax liability resulting from restricted stock vesting.

Time-vested restricted stock awards are subject to the following four-year vesting schedule: 50% after two years, 75% after three years and 100% after four years. The Committee believes that this long-term vesting schedule is effective in acting as a retention tool for the Chief Financial Officer and other non-executive employees. All employees are eligible to receive time-vested restricted stock awards.

The Committee makes all determinations involving awards that are exempt from the deduction limitations of Section 162(m). Determinations of the Committee are final, conclusive, and binding upon all persons having an interest in the Stock Incentive Plan. However, any action or determination by the Committee specifically affecting or relating to an award to a non-employee director will be approved and ratified by the Board of Directors.

Executive Employment Agreements

The Committee believes that the retention of our named executive officers and other key employees is critical to our opportunity for future success. In order to formalize a long-term commitment with the top two executive officers, we executed employment agreements with our Chief Executive Officer, Brian O. Casey, in April 2010 and our Chief Investment Officer, Susan M. Byrne, in 2006. The agreements broadly address the terms of their employment with the Company, including, among other things, duties, compensation and benefits, termination, and the effect of termination. In addition, the employment agreements include non-solicitation covenants and non-competition covenants that apply in specified circumstances for a period of one year following the date of termination.

The Committee determined that the Chief Executive Officer is critical to our future success, due to his significant responsibilities and contributions to the ongoing day-to-day operation of the business, his involvement in marketing our products, his development and direction of strategic initiatives and corporate development, as well as his participation in the development of new products. As a result, the Committee determined that it was in our best interests to enter into an employment agreement with the Chief Executive Officer that is effective through April 30, 2015.

The Committee determined that the Chief Investment Officer is critical to our future success, due to her significant responsibilities and contributions to the development and oversight of our investment strategy, her day-to-day operation and oversight of our investment function (including risk management), her integral importance to the ongoing success of our investment performance as well as her involvement in product development, strategic initiatives and marketing our products. As a result, the Committee determined that it was in our best interests to enter into an employment agreement with the Chief Investment Officer that is effective through April 30, 2012.

Outstanding Equity Awards at December 31, 2010

The following table summarizes all outstanding equity awards held by our named executive officers as of December 31, 2010.

	Option Awards			Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares of Stock That Have Not Vested (#) (g)	Market Value of Shares of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($) (j)
Brian O. Casey	12,000	12.90	7/02/12
						140,000	5,594,400
William R. Hardcastle, Jr.	5,000	12.90	7/02/12				—
				17,250	689,310
Susan M. Byrne						50,000	1,998,000

Notes, by column letter:

(g)	The shares in column (g) will vest according to the following schedule provided the individual is, in most cases, still employed by us on the vesting date.

	Shares scheduled to vest
Name	2011	2012	2013	2014
William R. Hardcastle, Jr.	6,375	6,125	3,250	1,500

Mr. Hardcastle’s shares will vest as follows: February 23, 2011: 4,875 shares; July 1, 2011: 1,500 shares; February 23, 2012: 6,125 shares; February 22, 2013: 3,250 shares; February 21, 2014: 1,500 shares.

(i)	The shares in column (i) represent (1) an unearned, performance-based restricted stock incentive award granted to Mr. Casey in 2010, and (2) an unearned, performance-based restricted stock incentive award granted to Ms. Byrne in 2006, which will vest according to the following schedule; provided that the individual is, in most cases, still employed by us on the vesting date and the applicable performance goal is achieved for the respective year. Each year during the applicable vesting period, the Compensation Committee will establish a specific goal for that year’s vesting of the restricted shares. For Mr. Casey, the performance goal will be based upon criteria set forth in the Stock Incentive Plan. For Ms. Byrne, the performance goal will be based upon our adjusted pre-tax income. The specific performance goal for each year will be established no later than March 31 of the vesting year, as required by Section 162(m). If in any year during the vesting period the performance goal is not met, the Committee may establish a goal for a subsequent vesting period, which if achieved or exceeded may result in full or partial vesting of the shares that did not otherwise become vested in a prior year. See the “Compensation Discussion & Analysis” section above for a further description of these performance-based restricted stock incentive awards.

	Shares scheduled to vest as of December 31,
Name	2011	2012	2013	2014
Brian O. Casey	35,000	35,000	35,000	35,000
Susan M. Byrne	50,000	—	—	—

(h),(j)	The amounts in columns (h) and (j) reflect the value of the shares shown in columns (g) and (i), respectively, multiplied by $39.96, the closing market price of our common stock as of December 31, 2010.

Option Exercises and Stock Vested in 2010

The following table summarizes all options exercised and shares vested by our named executive officers for the year ended December 31, 2010.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Brian O. Casey	—	—	35,000	1,398,600
William R. Hardcastle, Jr.	—	—	6,250	229,098
Susan M. Byrne	—	—	50,000	1,998,000

Notes, by column letter:

(e)	Values in column (e) reflect 2,750 and 3,500 shares of time-vested restricted stock for Mr. Hardcastle that vested as of February 23 and July 1, 2010, respectively, at per share market values of $38.61 and $35.12, respectively, and 35,000 and 50,000 shares of performance-based restricted stock for Mr. Casey and Ms. Byrne, respectively, that were vested as of December 31, 2010 at a market value of $39.96 per share.

Potential Payments Upon Termination or Change in Control

Set forth below is a summary of the compensation and benefits payable to our Chief Executive Officer, Chief Investment Officer, and Chief Financial Officer in the event their employment is terminated. For purposes of this disclosure, we have calculated benefits assuming a December 31, 2010 termination date. We have executive employment agreements with our Chief Executive Officer and our Chief Investment Officer. For further information on the employment agreements, see “Executive Employment Agreements” above.

Under the terms of our Stock Incentive Plan, in the event of Mr. Hardcastle’s death or a “change in control” of the Company, Mr. Hardcastle’s unvested restricted stock awards would vest. These shares had a value of $689,310 as of December 31, 2010. Other than the acceleration of Mr. Hardcastle’s restricted stock awards upon his death or a “change in control,” he is not contractually entitled to any other severance payments upon his termination or a change in control of the Company.

Under the employment agreements in place, the payments to our Chief Executive Officer and Chief Investment Officer could vary depending on the cause of termination and whether or not the Board of Directors elects to enforce a non-compete agreement. Additionally, these agreements contain a “single trigger” change in control provision pursuant to which our Chief Executive Officer and our Chief Investment Officer are entitled to certain payments and benefits in the event they voluntarily terminate their employment with the Company within the ninety-day period immediately following the date that is three (3) months following Change in Control of the Company. The Committee believes that a “single trigger” change in control provision (1) provides a powerful retention device during change in control discussions, and (2) ensures our Chief Executive Officer and our Chief Investment Officer are not deprived of the benefits that they earned or reasonably should expect to receive if there was no change in control. The various payment scenarios are described below.

Payments upon termination without cause where the non-compete agreement is enforced

Amounts under this scenario include the following to extent they have not been already paid:

•	amounts earned by the executive during his employment,

•	one year’s worth of salary paid in monthly installments, less the amount of medical insurance premiums the executive would pay had he remained employed,

•	bonus and incentive compensation earned by the executive as of the termination date,

•	not less than four weeks of vacation time that was earned and unused by the executive,

•	medical benefits for the executive and his eligible dependents for twelve months following termination, and

•

all unvested stock options and all unvested restricted shares shall be fully vested for the executive; provided, however, that in the case of the Chief Executive Officer, to the extent that any such awards are subject to performance-based vesting conditions that are intended to qualify for the performance-based compensation exemption from Section 162(m) of the Internal Revenue Code, then those awards will only become vested if and to the extent that such awards would have become vested in accordance with their terms if the Chief Executive Officer’s employment had continued.

Payments upon termination without cause where the non-compete agreement is not enforced

Amounts under this scenario include the following to extent they have not been already paid:

•	amounts earned by the executive during his employment,

•	bonus and incentive compensation earned by the executive as of the termination date,

•	not less than four weeks of vacation time that was earned and unused by the executive,

•	medical benefits for the executive and his eligible dependents for twelve months following termination, and

•

all unvested stock options and all unvested restricted shares shall be fully vested; provided, however, that in the case of the Chief Executive Officer, to the extent that any such awards are subject to performance-based vesting conditions that are intended to qualify for the performance-based compensation exemption from Section 162(m) of the Internal Revenue Code, then those awards will only become vested if and to the extent that such awards would have become vested in accordance with their terms if the Chief Executive Officer’s employment had continued.

Payments upon termination with cause or by the executive without good reason where the non-compete agreement is enforced

Amounts under this scenario include the following to extent they have not been already paid:

•	amounts earned by the executive during his employment,

•	one year’s worth of salary paid in monthly installments for twelve months, less the amount of medical insurance premiums the executive would pay had he remained employed,

•	bonus and incentive compensation earned by the executive as of the termination date,

•	not less than four weeks of vacation time that was earned and unused by the executive, and

•	medical benefits for the executive and his eligible dependents for twelve months following termination.

All unvested stock options and all unvested restricted shares shall be forfeited under this scenario.

Payments upon termination with cause or by the executive without good reason where the non-compete agreement is not enforced

Amounts under this scenario include the following to extent they have not been already paid:

•	amounts earned by the executive during his employment,

•	bonus and incentive compensation earned by the executive as of the termination date,

•	not less than four weeks of vacation time that was earned and unused by the executive, and

•	medical benefits for the executive and his eligible dependents for twelve months following termination.

All unvested stock options and all unvested restricted shares shall be forfeited under this scenario.

Payments upon termination by the executive with good reason (the non-compete agreement is automatically enforced)

Amounts under this scenario include the following to extent they have not been already paid:

•	amounts earned by the executive during his employment,

•	one year’s worth of salary paid in monthly installments, less the amount of medical insurance premiums the executive would pay had he remained employed,

•	bonus and incentive compensation earned by the executive as of the termination date,

•	not less than four weeks of vacation time that was earned and unused by the executive,

•	medical benefits for the executive and his eligible dependents for twelve months following termination, and

•

all unvested stock options and all unvested restricted shares shall be fully vested for the executive; provided, however, that in the case of the Chief Executive Officer, to the extent that any such awards are subject to performance-based vesting conditions that are intended to qualify for the performance-based compensation exemption from Section 162(m) of the Internal Revenue Code, then those awards will only become vested if and to the extent that such awards would have become vested in accordance with their terms if the Chief Executive Officer’s employment had continued.

Payments upon termination due to a change in control (the non-compete agreement is automatically enforced)

Amounts under this scenario include the following to extent they have not been already paid:

•	amounts earned by the executive during his employment,

•	one year’s worth of salary paid in monthly installments, less the amount of medical insurance premiums the executive would pay had he remained employed,

•	bonus and incentive compensation earned by the executive as of the termination date,

•	not less than four weeks of vacation time that was earned and unused by the executive,

•	medical benefits for the executive and his eligible dependents for twelve months following termination, and

•

all unvested stock options and all unvested restricted shares shall be fully vested; provided, however, that in the case of the Chief Executive Officer, to the extent that any such awards are subject to performance-based vesting conditions that are intended to qualify for the performance-based compensation exemption from Section 162(m) of the Internal Revenue Code, then those awards will only become vested if and to the extent that such awards would have become vested in accordance with their terms if the Chief Executive Officer’s employment had continued.

Payments upon termination due to death

Amounts under this scenario include the following to extent they have not been already paid:

•	amounts earned by the executive during his employment,

•	bonus and incentive compensation earned by the executive as of the termination date,

•	not less than four weeks of vacation time that was earned and unused by the executive,

•	medical benefits for the executive’s eligible dependents for twelve months following termination, and

•	all unvested stock options and all unvested restricted shares shall be fully vested.

Payments upon termination due to disability

Amounts under this scenario include the following to extent they have not been already paid:

•	amounts earned by the executive during his employment,

•	bonus and incentive compensation earned by the executive as of the termination date,

•	not less than four weeks of vacation time that was earned and unused by the executive,

•	disability benefits, if any, at least equal to those then provided by the Company to disabled executives and their families,

•	medical benefits for the executive and his eligible dependents for twelve months following termination, and

•

all unvested stock options and all unvested restricted shares (i) shall be fully vested for the Chief Executive Officer and (ii) may be fully vested for the Chief Investment Officer at the Board of Directors’ discretion.

The following tables show the amounts each officer would receive under different scenarios.

Chief Executive Officer severance and change in control arrangements:

Benefits/payments upon termination	For cause or voluntary Termination without good reason		Without cause		Resign with good reason or terminated due to change in control	Death	Disability
Non-compete enforced?	Y	N	Y	N	Y	N/A	N/A
Base salary for an additional year (1)	$487,009	$—	$487,009	$—	$487,009	$—	$—
Performance shares (2)	—	—	6,993,000	6,993,000	6,993,000	6,993,000	6,993,000
Medical benefits (4)	12,991	12,991	12,991	12,991	12,991	12,991	12,991

Total	$500,000	$12,991	$7,493,000	$7,005,991	$7,493,000	$7,005,991	$7,005,991

Chief Investment Officer severance and change in control arrangements:

Benefits/payments upon termination	For cause or voluntary Termination without good reason		Without cause		Resign with good reason or terminated due to change in control	Death	Disability
Non-compete enforced?	Y	N	Y	N	Y	N/A	N/A
Base salary for an additional year (1)	$742,642	$—	$742,642	$—	$742,642	$—	$—
Performance shares (2)	—	—	3,996,000	3,996,000	3,996,000	3,996,000	3,996,000
Disability benefits (3)	—	—	—	—	—	—	15,000
Medical benefits (4)	7,358	7,358	7,358	7,358	7,358	7,358	7,358

Total	$750,000	$7,358	$4,746,000	$4,003,358	$4,746,000	$4,003,358	$4,018,358

Notes:

(1)	Amounts reflect the respective executive’s 2010 annual incentive cash award, assuming the termination event occurred on the last business day of the year and that the Board certified these incentive cash payments as earned in 2010 (the incentive payment amounts are calculated as 3% and 8% of our adjusted pre-tax income, as defined, for the Chief Executive Officer and the Chief Investment Officer, respectively).

(2)	Amounts reflect the estimated value of the acceleration of the respective executive’s outstanding performance-based restricted stock awards (175,000 shares for the Chief Executive Officer and 100,000 shares for the Chief Investment Officer, which share amounts are equal to the number of performance-based restricted stock shares that vested in 2010, plus the number of outstanding performance-based restricted stock shares that are reported in the “Outstanding Equity Awards at December 31, 2010” table), using our stock price as of the last day of business in 2010, $39.96 per share. Amounts shown under the Disability column for the Chief Investment Officer are subject to accelerated vesting at the discretion of our Board.

(3)	The Chief Investment Officer is covered by a supplemental disability insurance policy, the premiums of which are paid by the Company with the Chief Investment Officer named as the beneficiary. The estimated benefits shown assume that a disability that causes termination of employment occurred on December 31, 2010 and that the disability is permanent. The benefits would be paid by the insurance company in monthly installments of $1,000 beginning approximately four months after the disability occurred and would continue until August 1, 2012.

(4)	The amount reflects the Company’s estimated premiums to continue medical benefits for the executive and dependents, as applicable, for twelve months after termination.

The amounts shown in the preceding tables do not include payments and benefits to the extent they are paid to all employees upon termination of employment, including:

•	accrued salary and vacation pay,

•	distribution of the balance held by the individual under our Savings Plan, and

•	amounts paid under other benefit plans, including our family and medical leave of absence and long-term disability programs.

Definitions under the terms of the Stock Incentive Plan

Change in Control shall mean:

•

a merger or consolidation of the Company with or into another corporation in which the Company shall not be the surviving corporation (other than a merger undertaken solely in order to reincorporate in another state) (for purposes hereof, the Company shall not be deemed the surviving corporation in any such transaction if, as the result thereof, it becomes a wholly-owned subsidiary of another corporation);

•	a dissolution of the Company;

•	a transfer of all or substantially all of the assets of the Company in one transaction or a series of related transactions to one or more other persons or entities;

•

a transaction or series of transactions that results in any entity, person, or group, becoming the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities; or during any period of two (2) consecutive years commencing on or after January 1, 2005, individuals who at the beginning of the period constituted the Company’s Board of Directors cease for any reason to constitute at least a majority, unless the election of each director who was not a director at the beginning of the period has been approved in advance by directors representing at least two-thirds (2/3) of the directors then in office who were directors at the beginning of the period; provided, however, that a “Change in Control” shall not be deemed to have occurred if the ownership of 50% or more of the combined voting power of the surviving corporation, asset transferee or Company (as the case may be), after giving effect to the transaction or series of transactions, is directly or indirectly held by (A) a trustee or other fiduciary under an employee benefit plan maintained by the Company, (B) one or more of the “executive officers” of the Company that held such positions prior to the transaction or series of transactions, or any entity, person or group under their control.

Definitions under the terms of the Executive Employment Agreements

Termination for cause could occur due to any of the following events:

•	executive’s conviction of any felony or other serious crimes;

•

executive’s material breach of any of the terms of the employment agreement or any other written agreement or material company policy to which the executive and the Company are parties or are bound, if such breach shall be willful and shall continue beyond a period of twenty (20) days immediately after written notice thereof by the Company to the executive;

•	wrongful misappropriation by the executive of any money, assets, or other property of the Company or a client of the Company;

•

willful actions or failures to act by the executive which subject the executive or the Company to censure by the Securities and Exchange Commission as described in and pursuant to Section 203(e) or 203(f) of the Investment Advisers Act of 1940 or Section 9(b) of the Investment Company Act of 1940 or to censure by a state securities administrator pursuant to applicable state securities laws or regulations;

•	executive’s commission of fraud or gross moral turpitude; or

•	executive’s continued willful failure to substantially perform executive’s duties under the applicable agreement after receipt of written notice thereof and an opportunity to so perform.

Termination for good reason could occur due to the occurrence of any of the following events without the written consent of the executive:

•	any material breach by the Company of the employment agreement (including any reduction in the executive’s base salary);

•

any material adverse change in the status, position or responsibilities of the executive, including a change in the executive’s reporting relationship so that he no longer reports to the Board of Directors, the removal from or failure to re-elect the executive as a member of the Board or if the Company becomes a wholly-owned subsidiary of another company, and the executive serves only as an officer of the subsidiary company;

•	assignment of duties to the executive that are materially inconsistent with the executive’s position and responsibilities described in his or her employment agreement;

•

the failure of the Company to assign the employment agreement to a successor to the Company or failure of a successor to the Company to explicitly assume and agree to be bound by the employment agreement; or

•	requiring the executive to be principally based at any office or location more than twenty-five (25) miles from the current offices of the Company in Dallas, Texas.

The executive may terminate his employment without good reason at anytime by giving thirty days notice.

The Company may terminate the executive’s employment without cause at anytime.

Change in Control shall mean:

•

a merger or consolidation of the Company with or into another corporation (other than a merger undertaken solely in order to reincorporate in another state) immediately following which the beneficial holders of the voting stock of the Company immediately prior to such transaction or series of transactions do not continue to hold 50% or more of the voting stock (based upon voting power) of the Company or (A) any entity that owns, directly or indirectly, the stock of the Company, (B) any entity with which the Company has merged, or (C) any entity that owns an entity with which the Company has merged;

•	a dissolution of the Company;

•	a transfer of all or substantially all of the assets of the Company in one or more related transactions to one or more other persons or entities;

•

a transaction or series of transactions that results in any entity, “Person” or “Group”, becoming the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities; or

•

during any period of two (2) consecutive years commencing on or after January 1, 2006 (in the case of the Chief Investment Officer) or January 1, 2010 (in the case of the Chief Executive Officer), individuals who at the beginning of the period constituted the Company’s Board of Directors cease for any reason to constitute at least a majority, unless the election of each director who was not a director at the beginning of the period has been approved in advance by directors representing at least two-thirds (2/3) of the directors then in office who were directors at the beginning of the period; provided, however, that a “Change in Control” shall not be deemed to have occurred if the ownership of 50% or more of the combined voting power of the surviving corporation, asset transferee or Company (as the case may be), after giving effect to the transaction or series of transactions, is directly or indirectly held by (A) a trustee or other fiduciary under an employee benefit plan maintained by the Company, or (B) one or more of the “executive officers” of the Company that held such positions prior to the transaction or series of transactions, or any entity, Person or Group under their control.

Disability shall mean any medically determinable physical or mental impairment that has lasted for a period of not less than six (6) months in any twelve (12) month period and that renders the executive unable to perform the duties or essential functions required under the employment agreement.

PROPOSAL 2:

Ratification of Appointment of Grant Thornton LLP as Independent Auditors

Our Audit Committee has appointed Grant Thornton LLP as our independent auditors for 2011. Representatives of Grant Thornton LLP are expected to attend the annual meeting to answer appropriate questions and may make a statement if they so desire.

Fees Billed by Grant Thornton LLP

Audit Fees. The aggregate fees billed for professional services rendered by Grant Thornton LLP for the audit of our annual financial statements, the review of the financial statements included in our Quarterly Reports on Form 10-Q and testing as required by Sarbanes-Oxley Section 404, or for services that are normally provided in connection with statutory or regulatory filings or engagements, for the years ended December 31, 2010 and 2009 were $219,200 and $216,300, respectively.

Audit-Related Fees. There were no fees billed by Grant Thornton for audit-related fees for the years ended December 31, 2010 and 2009.

Tax Fees. There were no fees billed by Grant Thornton for tax fees for the years ended December 31, 2010 and 2009.

All Other Fees. Fees billed by Grant Thornton for due diligence services rendered in connection with an acquisition we made in 2010 totaled $9,600. There were no fees billed by Grant Thornton for services other than audit fees for the year ended December 31, 2009.

Pre-approval policies and procedures for audit and non-audit services. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by our independent auditors. Each year the Audit Committee considers for approval the independent auditor’s engagement to render audit services, as well as a list prepared by management of anticipated non-audit services and related budget estimates. During the course of the year, management and the independent auditor are responsible for tracking all services and fees to insure that they are within the scope pre-approved by the Audit Committee. To insure prompt handling of unexpected matters, the Audit Committee has delegated to its chairman the authority to amend or modify the list of approved audit and non-audit services and fees, provided the chairman reports any action taken to the Audit Committee at its next meeting.

The Audit Committee pre-approved all services provided by Grant Thornton LLP for the years ended December 31, 2010 and 2009.

Vote Sought and Recommendation

Although stockholder action on this matter is not required, the appointment of Grant Thornton LLP is being recommended to the stockholders for ratification. The affirmative “FOR” vote of a majority of the votes cast at the annual meeting is needed to ratify the appointment of Grant Thornton LLP as independent auditors for 2011. Abstentions will not affect the outcome of a vote on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF

GRANT THORNTON LLP AS OUR INDEPENDENT AUDITORS FOR 2011.

PROPOSAL 3:

Approval of Amendments to the Third Amended and Restated

Westwood Holdings Group, Inc. Stock Incentive Plan

On February 23, 2011, the Compensation Committee of our Board of Directors adopted certain amendments to the Third Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan (the “Plan”), subject to approval by our stockholders at the annual meeting. If approved by our stockholders, the amendments will:

•	Increase the maximum number of shares of our common stock that may be issued under the Plan by 750,000 shares (from 2,648,100 to 3,398,100 shares); and

•

Clarify the Compensation Committee’s authority to prescribe adjustments (as further discussed below) to the performance measures set forth in Section 12.2 of the Plan, which are used to set performance goals for incentive awards under the Plan that are intended to be exempt from the deduction limitation provisions of Section 162(m) of the Internal Revenue Code of 1986.

The Plan allows us to grant equity-based compensation opportunities to eligible participants. As of February 23, 2011, the total number of shares of our common stock that had been issued under the Plan and that were covered by outstanding awards granted under the Plan was 2,526,804 shares. If all of the shares covered by outstanding awards are issued or become vested, then, in the absence of the proposed amendments, we would only be able to issue an additional 121,296 shares under the Plan.

The Plan is the only compensation plan under which we are authorized to issue shares of our common stock to eligible participants. Our Board of Directors believes that the Plan is a material element of our overall compensation program and that its continuing viability is important to our future financial and operational success. If the proposed amendments are not approved, our ability to provide equity-based compensation incentives in order to attract, motivate and retain key personnel will be severely limited. On the other hand, if the proposed amendments are approved, it is currently anticipated that the number of shares available for issuance under the Plan will be sufficient to cover future awards for the next three to five years.

The Plan contains an expansive list of performance measures that the Compensation Committee may use in establishing performance goals for cash and equity incentive awards that are intended to qualify for the “performance-based compensation” exemption from the deduction limitations of Section 162(m) of the Internal Revenue Code. In accordance with the requirements for the exemption, this list of performance measures was approved by our stockholders in 2009. Under the proposed amendments, the Plan would specifically provide that the performance measures (as set forth in Section 12.2 of the Plan) used for establishing the performance goals for an award may reflect such adjustments (including, as applicable, adjustments for taxes, depreciation, amortization, compensation and/or other items of income or expense) as the Compensation Committee deems appropriate under the circumstances. We believe the Plan already provides this flexibility to the Compensation Committee to establish performance goals on that basis. The proposed amendments are merely intended to clarify and not expand the Compensation Committee’s authority to do so.

A summary of the Plan, as it would be amended, is provided below and is qualified in its entirety by reference to the full text of the Plan document. A copy of the Plan, as it would be amended, is attached to this proxy statement as Appendix A. The proposed amendments are shown with underlines and in bold type.

As of March 9, 2011, the closing price of our common stock was $37.42 per share.

Material Features of the Plan

The Plan provides for the grant of, among other awards, stock options, shares of restricted stock, annual incentive awards, performance-based awards (in the form of cash or stock) and discretionary bonus awards. Awards under the Plan may be made to key employees, including officers and directors who may be employees, and non-employee directors, consultants or advisors. There are currently 75 employees of Westwood who may be eligible to receive awards under the Plan, and there are 7 non-employee directors who may be eligible to receive awards under the Plan.

Term of the Plan. Unless sooner terminated, the Plan will expire on February 22, 2016. Any awards outstanding at the expiration of the term of the Plan will continue in accordance with their terms.

Types of Awards. The Plan authorizes the grant of several types of stock-based awards, including, without limitation, incentive stock options (“ISOs”), nonstatutory stock options (“NSOs”), restricted stock and performance-based share awards. The Plan also authorizes cash awards, including annual incentive awards, performance-based cash awards, and discretionary bonus awards. The Compensation Committee has broad discretion with respect to the types of awards it may grant under the Plan. However, to date the Compensation Committee has limited its stock-based awards under the Plan to NSOs and restricted stock.

No Discount Stock Options. The Plan prohibits the grant of a stock option with an exercise price less than the fair market value of Westwood’s stock on the date of grant.

Share and Award Limitations. Currently, we may issue up to 2,648,100 shares of our common stock under the Plan, subject to adjustment for changes in our capital structure or a reorganization of the company. If the proposed amendments are approved, the number of shares that may be issued under the Plan will be increased to 3,398,100. Shares issued under the Plan may be authorized, but unissued or reacquired shares or any combination thereof. If an outstanding award for any reason expires or is terminated or canceled or if shares of stock are acquired upon the exercise of an award or otherwise subject to a Company repurchase option and are repurchased by the Company at the participant’s exercise price, or if shares of restricted stock are forfeited unvested, the shares of stock shall again be available for issuance under the Plan. Subject to adjustment, no more than 316,033 shares of common stock may be covered by stock-based awards granted to any participant under the Plan in a calendar year. In order to qualify a performance based compensation under Section 162(m) of the Internal Revenue Code, the maximum amount of cash performance based incentive awards that may be earned under the Plan by any participant in any calendar year is $5 million.

Administration. Unless and until our Board of Directors determines otherwise, the Plan will be administered by the Compensation Committee. Determinations of the Compensation Committee will be final and binding on any interested person. Such determinations include such matters as selecting participants, determining the awards that will be made under the Plan, interpreting plan provisions, and deciding the terms and conditions of any award.

Amendment. The Plan may be amended by the Board of Directors or by the Compensation Committee. Amendments will be subject to stockholder approval if and to the extent required by applicable law, regulation or rule. Any amendment that would increase the aggregate number of shares of stock that may be issued under the Plan must be approved by our stockholders.

Antidilution. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments will be made in the number and class of shares subject to the Plan and to any outstanding awards (if applicable) and in the exercise price per share of any outstanding awards (if applicable), as the Compensation Committee or the Board of Directors determines fair and equitable.

Persons Eligible for Grants. Any employee, consultant, advisor or non-employee director will be eligible to be selected as a participant under the Plan by the compensation committee, acting in its discretion. However, ISOs will be granted only to participants who are employees of Westwood or a subsidiary.

Types of Awards.

Options. ISOs and NSOs are both stock options allowing the recipient to purchase a fixed number of shares of common stock at a fixed price (which may not be less than the fair market value on the option grant date as determined under the Plan). Options will be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Compensation Committee and set forth in the option agreement evidencing such option; provided, however, that (i) no option shall be exercisable after the expiration of 10 years after the effective date of grant of such option, (ii) no ISO granted to a stockholder who owns more than ten-percent of our common stock will be exercisable after the expiration of five years after the effective date of grant of such option, and (iii) no option granted to a prospective employee, prospective consultant or prospective director may become exercisable prior to the date on which such person commences service with the Company. Subject to the foregoing, unless otherwise specified by the Compensation Committee in the grant of an option, any option granted hereunder shall terminate ten years after the effective date of grant of the option, unless earlier terminated in accordance with its provisions.

Subject to the limitations of the Plan, payment of the exercise price of an option shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of our common stock owned by the participant having a fair market value not less than the exercise price, (iii) through the cashless exercise procedures set forth in the Plan, (iv) with such other consideration as may be approved by the Compensation Committee from time to time to the extent permitted by applicable law, or (v) by any combination thereof.

Restricted Stock Awards. The Compensation Committee may also make awards of restricted shares of our common stock. The vesting of the restricted stock may be conditioned upon the lapse of time and/or the satisfaction of other factors determined by the Compensation Committee. Unless the Compensation Committee determines otherwise, the recipient of restricted shares will generally have the right to vote the restricted shares. The Compensation Committee may also determine whether dividends will be payable with respect to restricted shares (at the same rate that is paid to our stockholders generally), and, if so, may impose vesting and repayment conditions with respect to such dividends.

None of the restricted shares may be sold, transferred, assigned or pledged during the restricted period, and all restricted shares shall be forfeited, and, except for termination due to death or as otherwise determined by the Compensation Committee, all rights to the shares will terminate, if the recipient ceases to be an employee, consultant or director of us or any of our subsidiaries before the expiration or termination of the restricted period and satisfaction of any other conditions prescribed by us with respect to the shares.

Annual Incentive Awards. The Compensation Committee may also grant annual incentive awards of stock, cash or any combination of stock and cash to our employees and other eligible persons, in such amounts and subject to such terms and conditions as the Compensation Committee may determine. The Compensation Committee shall establish the maximum level of annual incentive awards that may be granted for each year. The Compensation Committee may, in its sole discretion, reduce, but not increase, the annual incentive award payable to any participating employee during a year.

Performance-Based Awards. The Plan contains provisions intended to allow the Compensation Committee to grant incentive awards that qualify for the performance-based compensation exception from the annual $1 million executive compensation deduction limitation imposed by Section 162(m) of the Internal Revenue Code. Absent that exemption, our ability to deduct incentive compensation payable to certain of our highest-paid executive officers could be limited. In order to qualify for the exemption, incentive compensation awards must be based or conditioned upon the satisfaction of pre-established performance goals established by the Compensation Committee. The Plan contains an expansive list of performance measures approved by our stockholders in 2009 pursuant to the stockholder approval requirements of Section 162(m) of the Code, thus giving the Compensation Committee significant flexibility in structuring performance goals for incentive compensation awards intended to meet the 162(m) performance-based compensation exemption.

The list of performance measures upon which performance goals may be based currently includes: (i) net earnings or net income (before or after taxes, depreciation and amortization); (ii) cash earnings; (iii) earnings per share; (iv) net sales or revenue growth; (v) net operating income; (vi) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue); (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); (viii) operating income before interest, taxes, depreciation and amortization; (ix) return on stockholders’ equity; (x) operating margins or operating expenses; (xi) value of the Company’s stock or total return to stockholders; (xii) value of an investment in the Company’s stock assuming the reinvestment of dividends; (xiii) assets under management; (xiv) performance of one or more of our investment products on an absolute basis or relative to a benchmark or peer group; and/or (xv) a combination of any or all of the foregoing criteria.

Under the proposed amendments, the Plan would specifically provide that the performance measures used for establishing the performance goals for an award may reflect such adjustments (including, as applicable, adjustments for taxes, depreciation, amortization, compensation and/or other items of income or expense) as the Compensation Committee deems appropriate under the circumstances. We believe the Plan already provides this flexibility to the Compensation Committee to establish performance goals on that basis. The proposed amendments are merely intended to clarify and not expand the Compensation Committee’s authority to do so.

Discretionary Bonus Awards. The Compensation Committee may also grant discretionary bonus awards of stock, cash or any combination of stock and cash to our officers and key employees in such amounts and subject to such terms and conditions as the Compensation Committee may determine.

Material Federal Income Tax Consequences of the Plan

The following is a summary of the material United States federal income tax consequences associated with awards granted under the Plan. This summary is based upon present federal income tax laws and regulations and does not purport to be a complete description of the federal income tax consequences applicable to a participant or Westwood. This summary does not cover any federal employment tax consequences or any foreign, state, local, estate and gift, or other tax consequences.

Incentive Stock Options. A participant will generally not recognize any taxable income upon either the grant or exercise of an ISO. However, for purposes of the alternative minimum tax, upon the exercise of an ISO, a participant is required to include the difference between the option exercise price and the fair market value of the common stock received in alternative minimum taxable income for purposes of calculating the alternative minimum tax. If a participant sells or otherwise disposes of the common stock acquired pursuant to the exercise of an ISO within either two years from the date of grant or one year from the date of exercise of the option (an “Early Disposition”), the participant will recognize ordinary income at the time of the Early Disposition in an amount equal to the lesser of (i) the excess of the amount realized by the participant on the Early Disposition over the exercise price of the option, or (ii) the excess of the fair market value of the common stock on the date of exercise over the exercise price of the option. The excess, if any, of the amount realized by the participant on the Early Disposition over the fair market value of the common stock on the date of exercise will be capital gain, and will either be short term (taxable at ordinary income tax rates) or long term gain, depending on the participant’s holding period. If a participant sells shares acquired by the exercise of an ISO after meeting the two-year and one-year holding period conditions described above, then all of the gain or loss realized on the sale will be long-term capital gain or loss.

Nonqualified Stock Options. A participant will not recognize any taxable income upon the grant of an NSO. In general, a participant will recognize ordinary income upon the exercise of an NSO in an amount equal to the difference between the fair market value of the common stock received on the date of exercise and the exercise price paid for the stock.

Annual Incentive Awards, Performance-Based Awards and Discretionary Bonus Awards. In general, a participant who receives cash pursuant to an award made under the Plan will recognize ordinary income at the time of receipt equal to the amount of cash that is so received. Except as discussed below in the section entitled “Common Stock Subject to a Substantial Risk of Forfeiture,” a participant who receives shares of common stock pursuant to an award made under the Plan will generally recognize ordinary income at the time the shares are received in an amount equal to the then fair market value of the shares.

Common Stock Subject to a Substantial Risk of Forfeiture. In general, if a participant receives common stock pursuant to an award made under the Plan that is subject to a substantial risk of forfeiture, then, unless the participant files an early income recognition election under Section 83(b) of the Internal Revenue Code (discussed below), the participant will not recognize any income at the time of receipt of the stock, but will recognize ordinary income when the shares become vested (i.e., when they are no longer subject to a substantial risk of forfeiture) in an amount equal to the then difference between the fair market value of the stock at the time the restrictions lapse and the amount paid, if any, for the stock. However, a participant who receives common stock that is subject to a substantial risk of forfeiture may elect under Section 83(b) of the Internal Revenue Code to recognize ordinary income at the time the stock is received in an amount equal to the fair market value of the stock at that time, reduced by the amount, if any, paid for the stock. An 83(b) election may be made, if at all, within 30 days after the date on which the non-vested restricted stock is received.

Availability of Tax Deduction for Westwood. When ordinary income is recognized by a participant in connection with the receipt or exercise of an award under the Plan (including the filing of an election under section 83(b) of the Internal Revenue Code), Westwood will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount, assuming the requisite withholding requirements are met. However, compensation paid by Westwood to certain of its highest-paid executive officers is generally subject to the $1 million annual deduction limitation of Section 162(m) of the Internal Revenue Code. This limitation does not apply to performance-based compensation that meets certain requirements, including a stockholder approval requirement. It is anticipated that the Compensation Committee may make incentive awards under the Plan that will qualify for the exemption from the deduction limitation.

Tax Withholding. Our obligation to make payments or issue shares in connection with any award will be subject to and conditioned upon the satisfaction of applicable tax withholding obligations. The Committee may allow a participant to satisfy a withholding tax obligation in whole or in part by having us withhold shares that would otherwise be issued to the participant, or by having the participant deliver shares to us, in either case with a value equal to the minimum amount of the withholding obligation.

New Plan Benefits

The future awards that may be made to eligible participants under the Plan are subject to the discretion of the Compensation Committee, and, therefore, cannot be determined with certainty at this time.

Equity Compensation Plan Information

The Equity Compensation Plan table provides information as of December 31, 2010 with respect to shares of our common stock that may be issued under our existing equity compensation plan, the Third Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted- average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	38,400	$12.90	331,000
Equity compensation plans not approved by security holders	—	—	—

Total	38,400	$12.90	331,000

Vote Sought and Recommendation

The approval of the Plan requires the affirmative “FOR” vote of a majority of the votes cast at the annual meeting (provided that the total votes cast upon this proposal represent over fifty percent (50%) of all shares entitled to vote on this proposal). All proxies submitted will be voted “FOR” this proposal unless stockholders specify in their proxies a contrary vote. An abstention is a vote cast under current NYSE rules, and, as a result, abstentions will have the effect of a vote “AGAINST” this proposal. A broker non-vote, however, is not a vote cast under current NYSE rules, and as a result will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE

PROPOSED AMENDMENTS TO THE THIRD AMENDED AND RESTATED

WESTWOOD HOLDINGS GROUP, INC. STOCK INCENTIVE PLAN

PROPOSAL 4:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are seeking a non-binding, advisory vote from our stockholders to approve the compensation paid to our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K.

The Compensation Committee has structured our executive compensation program to reflect our “pay-for-performance” philosophy. The compensation opportunities provided to the named executive officers are significantly dependent on the Company’s financial performance and the named executive officers’ individual performance and are intended to drive the creation of sustainable stockholder value. The Compensation Committee will continue to emphasize responsible compensation arrangements that attract, retain, and motivate high caliber executive officers to achieve the Company’s business strategies and objectives.

You have the opportunity to vote “FOR” or “AGAINST” or to “ABSTAIN” from voting on the following non-binding resolution relating to executive compensation:

“Resolved, that the stockholders approve, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the Company’s proxy statement for the 2011 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the compensation discussion and analysis, the compensation tables, and the narrative discussion.”

In deciding how to vote on this proposal, you are encouraged to consider the Company’s executive compensation philosophy and objectives and the components of the Company’s executive compensation program as contained in the Compensation Discussion and Analysis section above, as well as the following key aspects of our executive compensation program:

•

A significant portion of each named executive officer’s total direct compensation – approximately 66% to 82% – was “at risk” compensation in 2010, delivered in the form of an annual cash incentive award and an annual equity incentive award.

•

The annual cash incentive award to the Chief Executive Officer and Chief Investment Officer is based upon an annual, pre-determined performance goal, the formula for which was approved by our stockholders in 2006.

•

The vesting of the Chief Executive Officer’s and Chief Investment Officer’s equity awards is based upon an annual, pre-determined performance goal, the criteria for which was approved by our stockholders.

•

The base salary of the Chief Investment Officer and Chief Financial Officer remained flat at 2009 levels, while the Chief Executive Officer’s base salary increased 11% in 2010, his first base salary increase in approximately four years.

•	Over the past three years, the named executive officers have not received significant perquisites.

•

The Compensation Committee endeavors to structure the Company’s executive compensation program to motivate and reward our executive officers for taking appropriate business risks, while at the same time avoiding pay practices that incentivize excessive risk-taking. In connection with the Compensation Committee’s review of our compensation policies and practices for all employees in February 2011, the Compensation Committee concluded that these policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

While your vote on this proposal is advisory and will not be binding on the Compensation Committee, the Board of Directors or the Company, the Compensation Committee values the opinions of the Company’s stockholders on executive compensation matters and will take the results of this advisory vote into consideration when making future decisions regarding the Company’s executive compensation program.

Vote Sought and Recommendation

The affirmative “FOR” vote of a majority of the votes cast at the annual meeting is required to approve, on a non-binding, advisory basis, Westwood’s executive compensation. Broker non-votes and abstentions will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL, ON A NON-

BINDING, ADVISORY BASIS, OF THE COMPENSATION PAID TO THE NAMED EXECUTIVE

OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO ITEM 402 OF

REGULATION S-K.

PROPOSAL 5:

ADVISORY VOTE ON FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

In addition to the advisory vote on Westwood’s executive compensation, we are asking stockholders to vote, on a non-binding, advisory basis, on the recommended frequency for which Westwood is to hold future stockholder advisory votes on Westwood’s executive compensation. Stockholders may indicate whether they recommend, on a non-binding, advisory basis, an advisory vote on executive compensation once every one, two or three years or they may abstain from voting on this proposal.

Vote Sought and Recommendation

For the reasons set forth below, the Board of Directors recommend that our stockholders select a frequency of three years.

•

We believe that a three year frequency is consistent with a longer-term view of executive compensation and holding an advisory vote on a more frequent basis could encourage a short-term view of compensation and may not provide a meaningful period of time against which our executive compensation program can be evaluated; and

•

We believe a three year frequency is the most effective time-frame for Westwood to thoughtfully consider stockholder input reflected by the advisory vote on executive compensation, obtain stockholders’ feedback on Westwood’s executive compensation, and implement any appropriate changes to Westwood’s executive compensation.

Stockholders are not voting to approve or disapprove the recommendation of the Board of Directors that the non-binding, advisory vote on Westwood’s executive compensation occur every three years.

While your vote on this proposal is advisory and will not be binding on the Compensation Committee, the Board of Directors or Westwood, the Compensation Committee values the opinions of the Company’s stockholders and will take the results of this advisory vote into consideration when making future decisions regarding the frequency of future stockholder advisory votes on our executive compensation. Broker non-votes and abstentions will have no effect on the outcome of this proposal.

We are required to hold an advisory vote on the frequency of future stockholder advisory votes on our executive compensation at least once every six years.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE, ON A NON-BINDING,

ADVISORY BASIS, OF “THREE YEARS” WITH RESPECT TO THIS PROPOSAL.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of our Compensation Committee is a current or former officer or employee of Westwood or its subsidiaries or has had a relationship requiring disclosure by Westwood under applicable federal securities regulations. No executive officer of Westwood served as a director or member of the Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee. For 2010 the members of our Compensation Committee were Mr. Frank (Chairman), Mr. Norman and Mr. Wooldridge.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationship with Teton Advisors, Inc. and Affiliates

We provide investment advisory services to the GAMCO Westwood Funds family of mutual funds pursuant to a subadvisory agreement with Teton Advisors, Inc. Based on SEC filings, we believe that GAMCO Investors, Inc., an affiliate of Teton Advisors, Inc., owned 12.1% of our common stock as of March 4, 2011. During 2010, Teton Advisors, Inc. paid subadvisory fees to our subsidiary Westwood Management Corp. in the amount of $573,000. Westwood Management also owns shares of Class A Common Stock in Teton Advisors, Inc., representing a 15.3% economic interest.

Review and Approval of Related Party Transactions

All future material transactions involving affiliated parties will be subject to approval by a majority of our disinterested directors. We have a written policy addressing the review and approval of related party transactions that is entitled our Conflict of Interest Policy. The Conflict of Interest Policy provides that, except with the Board of Directors’ prior knowledge and consent, no director, officer or employee of Westwood or its subsidiaries may be involved in a transaction or relationship that gives rise to a “conflict of interest” with Westwood. The policy defines “conflict of interest” as an occurrence where a director, officer or employee’s private interests interfere, or appear to interfere, in any way with our interests as a whole, and specifically includes all related party transactions and relationships we are required to disclose in our proxy statement.

In the event the Board of Directors’ consent to a conflict of interest is sought, the request must be addressed to our compliance officer (or, where the matter involves the compliance officer, to the Audit Committee) and referred to the Audit Committee for its consideration. If the matter involves any member of the Audit Committee, the matter is required to be addressed by the disinterested members of the Board of Directors. A majority of the members of the Audit Committee (or a majority of the disinterested members of the Board of Directors, where applicable) must approve any request. The terms of any such transaction must be as favorable to us as the terms would be if the transaction were entered into with an unrelated third party.

John Porter Montgomery, who is related to Ms. Byrne, Westwood’s Chairman and Chief Investment Officer, was employed by the Company during 2010 and received total compensation that exceeded $120,000. Mr. Montgomery is compensated in a manner consistent with our policies that apply to all employees.

Management Accounts

Certain of our directors, executive officers and their affiliates invest their personal funds directly in accounts held and managed by us. All such funds are managed along with, and on the same terms as, funds deposited by our other clients. These individuals are charged management fees for our services at a preferred fee rate, which rate is consistent with fees charged to our other select clients who are not members of our Board of Directors or executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 4, 2011, there were 7,785,943 shares of common stock issued and entitled to vote at the annual meeting. Except where otherwise indicated, the following table sets forth certain information, as of March 4, 2011, regarding beneficial ownership of the common stock and the percentage of total voting power held by:

•	each stockholder who is known by us to own more than five percent (5%) of outstanding common stock;

•	each director and director nominee;

•	each named executive officer; and
•	all directors and executive officers as a group.

Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares.

Beneficial Owners (1)	Number of Shares Beneficially Owned(2)	Percent of Class
5% Beneficial Owners
GAMCO Investors, Inc. (3)(4)	938,800	12.1%
Royce & Associates, LLC (3)(5)	564,112	7.2%
Third Avenue Management LLC (3)(6)	527,304	6.8%
Directors and Named Executive Officers
Brian O. Casey (2)	435,219	5.6%
Susan M. Byrne	872,592	11.2%
William R. Hardcastle, Jr. (2)	61,550	*
Tom C. Davis	4,500	*
Richard M. Frank	30,020	*
Robert D. McTeer	7,000	*
Jon L. Mosle, Jr.	59,500	*
Geoffrey R. Norman	3,250	*
Martin J. Weiland	—	—
Raymond E. Wooldridge (2)	72,003	*
All directors and named executive officers as a group (10 Persons)	1,545,634	19.8%

*	Less than 1%

(1)	The address of each director and named executive officer is 200 Crescent Court, Suite 1200, Dallas, Texas, 75201.

(2)	Includes shares subject to options that may be acquired within 60 days after March 4, 2011. Such shares are deemed to be outstanding and to be beneficially owned by the person or group holding the options for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. Individuals listed above with rights to acquire shares within 60 days of March 4, 2011 include: Mr. Casey with rights to 12,000 shares, Mr. Hardcastle with rights to 5,000 shares and Mr. Wooldridge with rights to 2,500 shares.

(3)	The beneficial ownership information reported for this stockholder is based upon the most recent Form 4, Form 13F or Schedule 13G filed with the SEC by such stockholder.

(4)	Pursuant to the Form 13F filed by GAMCO Investors, Inc., or GAMCO, on February 3, 2011, GAMCO stated that these shares are beneficially owned by Mario J. Gabelli, c/o GAMCO, One Corporate Center, Rye, NY 10580, and GGCP, Inc.

(5)	The address of Royce & Associates, LLC is 745 Fifth Avenue, New York, NY 10151. On January 26, 2011, Royce & Associates reported its beneficial ownership, indicating that it held sole dispositive power and sole voting power over 564,112 shares.

(6)

The address of Third Avenue Management LLC, or TAM, is 622 Third Avenue, 32nd Floor, New York, New York 10017-6715. On February 14, 2011, TAM reported its beneficial ownership, indicating that it held sole dispositive power and sole voting power over 527,304 shares.

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its oversight responsibilities by, among other things, reviewing the financial reports and other financial information provided by us to any governmental body or the public.

In discharging its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements of Westwood as of and for the fiscal year ended December 31, 2010 with management and the independent auditors. Management is responsible for Westwood’s financial reporting process, including its system of internal control over financial reporting (as defined in Rule 13a-15(f) promulgated under the Securities Exchange Act of 1934), and for the preparation of Westwood’s consolidated financial statements in accordance with generally accepted accounting principles. The independent auditor is responsible for auditing those financial statements, and expressing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee’s responsibility is to monitor and review these processes. The members of the Audit Committee are “independent” as defined by SEC and NYSE rules, and, although the Board of Directors has determined that Mr. Davis is an “audit committee financial expert” as defined by SEC rules, neither Mr. Davis, nor any other member of the Audit Committee, represents themselves to be, or to serve as, accountants or auditors by profession or experts in the field of accounting or auditing.

The Audit Committee received from Grant Thornton LLP, Westwood’s independent auditors, a formal written statement describing all relationships between the firm and Westwood that might bear on the auditors’ independence consistent with Independent Standards Board Standard No. 1, discussed with Grant Thornton any relationships that might impact their objectivity and independence, and, based on such information, satisfied itself as to Grant Thornton’s independence. The Audit Committee also discussed with management, Westwood’s internal auditors and the independent auditors the quality and adequacy of Westwood’s internal controls and the audit scope and plans for audits performed by the internal auditors and the independent auditors.

The Audit Committee also discussed with Grant Thornton all communications required by generally accepted auditing standards used in the United States, including those described in Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and, with and without management present, discussed and reviewed the results of Grant Thornton’s examination of the consolidated financial statements of Westwood.

For the fiscal year 2010, management completed the documentation, testing and evaluation of Westwood’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002, and related regulations. The Audit Committee monitored the progress of the evaluation and provided oversight and guidance to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and the independent auditors. At the conclusion of the process, management provided the Audit Committee with a report on management’s assessment of the effectiveness of Westwood’s internal control over financial reporting as of December 31, 2010.

Based upon the above-mentioned review and discussions with management and Grant Thornton, the Audit Committee recommended to the Board of Directors that Westwood’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Raymond E. Wooldridge, Chairman Tom C. Davis Richard M. Frank Robert D. McTeer Jon L. Mosle, Jr. Geoffrey R. Norman Martin J. Weiland

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock to file with the SEC initial statements of beneficial ownership of securities and subsequent changes in beneficial ownership. Our officers, directors and greater-than-ten-percent stockholders are required by the SEC’s regulations to furnish us with copies of all Section 16(a) forms they file.

To Westwood’s knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that our officers, directors and greater-than-ten-percent beneficial owners complied in a timely fashion with all Section 16(a) filing requirements applicable to them.

STOCKHOLDER PROPOSALS

For a request to be timely, we must receive any stockholder proposal intended for inclusion in the proxy materials for our annual meeting to be held in 2012 no later than November 18, 2011 to have such proposal included in our proxy statement for the 2012 Annual Meeting. You must submit your proposal in writing to our Corporate Secretary:

Brian O. Casey

200 Crescent Court, Suite 1200

Dallas, Texas 75201

(214) 756-6900

ANNUAL REPORT

Our Annual Report to Stockholders, which includes our consolidated financial statements as of and for the year ended December 31, 2010, is being mailed to you along with this proxy statement. Upon written request, we will provide, without charge to any stockholder, a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules to such report. Such request should be directed to:

Brian O. Casey

200 Crescent Court, Suite 1200

Dallas, Texas 75201

(214) 756-6900

HOUSEHOLDING INFORMATION

Unless we have received contrary instructions, we may send a single copy of this proxy statement and notice of annual meeting to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

If the shares are registered in the name of the stockholder, stockholders should contact us at our offices at 200 Crescent Court, Suite 1200, Dallas Texas 75201, Attention: Corporate Secretary, to inform Westwood of their request. If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

OTHER MATTERS

Our Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named as proxy holder in the accompanying proxy to vote on such matters in their discretion.

By Order of the Board of Directors,

Brian O. Casey
Chief Executive Officer, President and Secretary

March 14, 2011

APPENDIX A

THIRD AMENDED AND RESTATED WESTWOOD HOLDINGS GROUP, INC.

STOCK INCENTIVE PLAN

(INCLUDING PROPOSED 2011 AMENDMENTS)

1.	ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1	Establishment. This Third Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan (the “Plan”) is hereby established effective as of January 1, 2006 (the “Effective Date”).

1.2	Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract and retain persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group.

1.3	Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares (if any) under the terms of the Plan and the agreements evidencing the Awards granted under the Plan have lapsed. However, all Awards shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the stockholders of the Company.

2.	DEFINITIONS AND CONSTRUCTION.

2.1	Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)	“Acquiring Corporation” has the meaning given to it in Section 14.2.

(b)	“Annual Incentive Award” has the meaning given to it in Section 11.1.

(c)	“Award” means any form of incentive or performance award granted under the Plan, whether singly or in combination, to a Participant by the Board pursuant to such terms, conditions, restrictions and/or limitations (if any) as the Board may establish. Awards granted under the Plan may include:

(i)	Options awarded pursuant to Sections 6-8;

(ii)	Restricted Stock awarded pursuant to Section 9;

(iii)	Purchase Rights awarded pursuant to Section 10;

(iv)	Annual Incentive Awards awarded pursuant to Section 11;

(v)	Performance-Based Awards awarded pursuant to Section 12; and

(vi)	Discretionary Bonus Awards awarded pursuant to Section 13.

(d)	“Award Certificate” has the meaning given to it in Section 12.3.

(e)	“Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).

(f)	“Cashless Exercise” has the meaning given to it in Section 6.3(a).

(g)	“Cause” shall mean any of the following: (i) the Participant’s theft of a Participating Company’s property or falsification of any Participating Company documents or records; (ii) the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information; (iii) any action by the Participant which has a detrimental effect on a Participating Company’s reputation or business; (iv) the Participant’s failure or inability to perform any reasonable assigned duties after written notice from the Participating Company Group or any Participating Company of, and a reasonable opportunity to cure, such failure or inability; (v) any material breach by the Participant of any employment agreement between the Participant and the Participating Company Group or any Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vi) the Participant’s conviction (including any plea of guilty or nolo contendere) of any felony or any other criminal act which impairs the Participant’s ability to perform his or her duties with the Participating Company Group or any Participating Company.

(h)	“Change in Control” has the meaning given to it in Section 14.1.

(i)	“Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(j)	“Committee” means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

(k)	“Company” means Westwood Holdings Group, Inc., a Delaware corporation, or any successor corporation thereto.

(l)	“Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on either the exemption from registration provided by Rule 701 under the Securities Act or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act.

(m)	“Director” means a member of the Board or of the board of directors of any other Participating Company.

(n)	“Disability” means the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

(o)	“Employee” means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan.

(p)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)	“Exercise Period” has the meaning given to it in Section 10.1.

(r)	“Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Board, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i)	If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the Nasdaq National Market, the Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in THE WALL STREET JOURNAL or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its discretion.

(ii)	If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Board in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

(s)	“Good Reason” means (i) a resignation occurring within ninety (90) days following a Change in Control; (ii) the relocation of the principal place of business of the Participating Company for which the Participant renders Service to a location more than 100 miles from its location as of the date of the Change in Control without the Participant’s consent; or (iii) a material reduction in the Participant’s salary or bonus opportunity, or the Participant’s responsibilities.

(t)	“Incentive Stock Option” means an Option intended to be (as set forth in the Option Agreement), and which qualifies as, an incentive stock option within the meaning of Section 422(b) of the Code.

(u)	“Insider” means an officer or a Director of the Company or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(v)	“Non-Employee Director” has the meaning given to it in Article 8.

(w)	“Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Option Agreement), or which does not qualify as, an Incentive Stock Option.

(x)	“Option” means a right to purchase Stock (subject to adjustment as provided in Section 4.2) pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(y)	“Option Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Option granted to the Participant and any shares acquired upon the exercise thereof. An Option Agreement may consist of a form of “Notice of Grant of Stock Option” and a form of “Stock Option Agreement” incorporated therein by reference, or such other form or forms as the Board may approve from time to time

(z)	“Option Expiration Date” has the meaning given to it in Section 6.6(a)(i).

(aa)	“Ownership Change Event” has the meaning given to it in Section 14.1.

(bb)	“Parent” means (i) any “parent corporation” as defined in Section 424(e) of the Code and any successor provisions; (ii) any other entity that is taxed as a corporation under Section 7701(a)(3) of the Code and is a member of the “affiliated group” as defined in Section 1504(a) of the Code of which the Company is a common subsidiary corporation, and (iii) any other entity as may be permitted from time to time by the Code or the Internal Revenue Service to be an employer of employees to whom Options may be granted; provided, however, that in each case the Company must be consolidated in the Parent’s financial statements.

(cc)	“Participant” means a person who has been granted one or more awards pursuant to the terms and conditions of the Plan.

(dd)	“Participating Company” means the Company or any Parent or Subsidiary.

(ee)	“Participating Company Group” means, at any point in time, all corporations or other entities collectively which are then Participating Companies.

(ff)	“Performance-Based Exception” means the performance-based exception from the tax deductibility limitation imposed by Section 162(m) of the Code, as set forth in Section 162(m)(4)(C) of the Code.

(gg)	“Performance Cycle” means, with respect to any Annual Incentive Award, the calendar year beginning January 1, 2005 and ending December 31, 2005, and each subsequent calendar year, unless otherwise designated by the Board.

(hh)	“Performance Goals” means, with respect to any Annual Incentive Award or Performance-Based Award, one or more targets, goals or levels of attainment required to be achieved in terms of the specified Performance Measure(s) during a fiscal year or specified performance period.

(ii)	“Performance Measure” means measures as described in Article 12 on which the Performance Goals are based and which are approved by the Company’s stockholders pursuant to the Plan in order to qualify Awards for the Performance-Based Exception.

(jj)	“Performance-Based Award” has the meaning given to it in Section 12.1.

(kk)	“Permitted Transferees” has the meaning given to it in Section 6.7.

(ll)	“Plan” has the meaning given to it in Section 1.1.

(mm)	“Purchase Right” means the right to purchase Stock in accordance with the provisions of Section 10.

(nn)	“Restricted Period” has the meaning given to it in Section 9.1.

(oo)	“Restricted Stock” means an award of Stock made under Section 9, which is subject to vesting provisions.

(pp)	“Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(qq)	“Securities Act” means the Securities Act of 1933, as amended.

(rr)	“Service” means a Participant’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Participating Company Group or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service with the Participating Company Group shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the ninety-first (91st) day of such leave the Participant’s Service shall be deemed to have terminated unless the Participant’s right to return to Service with the Participating Company Group is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under any Option Agreement. The Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(ss)	“Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

(tt)	“Subsidiary” means (i) any “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code and any successor provisions, (ii) any other entity that is taxed as a corporation under Section 7701(a)(3) of the Code and is a member of the “affiliated group” as defined in Section 1504(a) of the Code of which the Company is a common parent corporation, and (iii) any other entity as may be permitted from time to time by the Code or the Internal Revenue Service to be an employer of employees to whom Options may be granted; provided, however, that in each case the subsidiary corporation must be consolidated in the Company’s financial statements.

(uu)	“Ten Percent Owner Participant” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

2.2	Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.	ADMINISTRATION.

3.1	Administration by the Board. The Plan shall be administered by the Board. All questions of interpretation of the Plan or of any Award shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan.

3.2	Authority of Officers. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3	Powers of the Board. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its discretion:

(a)	to determine the persons to whom, and the time or times at which, Awards shall be granted and, if applicable, the number of shares of Stock to be subject thereto;

(b)	to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

(c)	to determine the Fair Market Value of shares of Stock or other property;

(d)	to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and, if applicable, any shares acquired upon the exercise thereof, including, without limitation, (i) the exercise price of an Option or Purchase Right, (ii) the method of payment for shares purchased upon the exercise of the Option or Purchase Right, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the Award or such shares of Stock issued or cash provided thereunder, including by the withholding or delivery of shares of Stock or cash, (iv) the timing, terms and conditions of the exercisability of the Award or the vesting of any shares acquired upon the exercise thereof, (v) the time of the expiration of the Award, (vi) the effect of the Participant’s termination of Service with the Participating Company Group on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to the Award not inconsistent with the terms of the Plan;

(e)	to approve one or more forms of Option Agreement or Award Certificate;

(f)	to amend, modify, extend, cancel or renew any Award, or to waive any restrictions or conditions applicable to any Award or any shares of Stock acquired upon the exercise thereof, provided, however, the Board shall not have the right to (i) lower the Exercise Price of an existing Option or (ii) take any action which would be treated as a “repricing” under generally accepted accounting principles;

(g)	to accelerate, continue, extend or defer the exercisability of any Award or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following a Participant’s termination of Service with the Participating Company Group;

(h)	to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Options;

(i)	to correct any defect, supply any omission or reconcile any inconsistency in the Plan, any Option Agreement or any Award Certificate and to make all other determinations and take such other actions with respect to the Plan or any Option as the Board may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law; and

(j)	to consider, upon an Employee’s termination of Service on account of a disability, the circumstances of such disability and whether the Employee’s Award should be amended to provide that it is fully vested, if the Board in its sole discretion considers such action in the best interest of the Company and the Employee.

3.4	Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.5	Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.	SHARES SUBJECT TO PLAN.

4.1	Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be ~~2,648,100~~ 3,398,100. Shares issued under the Plan shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If an outstanding Award for any reason expires or is terminated or canceled or if shares of Stock are acquired upon the exercise of an Award or otherwise subject to a Company repurchase option and are repurchased by the Company at the Participant’s exercise price, or if shares of Restricted Stock are forfeited unvested, the shares of Stock shall again be available for issuance under the Plan. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock with respect to which Awards may be granted in a single calendar year to an individual Participant may not exceed 316,033 shares. The maximum amount a Participant may earn for any calendar year under cash incentive awards (including Annual Incentive Awards and cash Performance Based Awards) granted to such Participant under the Plan is $5 million.

4.2	Adjustments for Changes in Capital Structure. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Awards (if applicable) and in the exercise price per share of any outstanding Awards (if applicable), and in the maximum number of shares with respect to which Awards may be granted to any Participant in a calendar year. If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event, as defined in Section 14.1) shares of another corporation (the “New Shares”), the Board may unilaterally amend the outstanding Awards to provide that such Awards are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Board, in its discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise price of any Award be decreased to an amount less than the par value, if any, of the stock subject to the Award. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.

5.	ELIGIBILITY AND OPTION LIMITATIONS.

5.1	Persons Eligible for Awards. Awards may be granted pursuant to this Plan only to Employees, Consultants, and Directors. For purposes of the foregoing sentence, “Employees,” “Consultants” and “Directors” shall include prospective Employees, prospective Consultants and prospective Directors to whom Awards are granted in connection with written offers of an employment or other service relationship with the Participating Company Group. Eligible persons may be granted more than one (1) Award.

5.2	Option Grant Restrictions. Any person who is not an Employee on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee shall be deemed granted effective on the date such person commences Service with a Participating Company, with an exercise price determined as of such date in accordance with Section 6.1.

5.3	Fair Market Value Limitation. To the extent that Options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for Stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portions of such Options which exceed such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section 5.3, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of Stock shall be determined as of the time the Option with respect to such Stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 5.3, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 5.3, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option.

6.	TERMS AND CONDITIONS OF OPTIONS.

Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Option Agreement. Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1	Exercise Price. The exercise price for each Option shall be established in the discretion of the Board; provided, however, that (a) the exercise price per share for an Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, and (b) no Incentive Stock Option granted to a Ten Percent Owner Participant shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

6.2	Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Board and set forth in the Option Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner Participant shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) no Option granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service with a Participating Company. Subject to the foregoing, unless otherwise specified by the Board in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3	Payment of Exercise Price.

(a)	Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the exercise price, (iii) by delivery of a properly executed notice together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (iv) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (v) by any combination thereof. In no event shall the Company accept a promissory note in payment of the exercise price, or make a loan to a Participant to enable the Participant to exercise an Option. The Board may at any time or from time to time, by approval of or by amendment to the standard forms of Option Agreement described in Section 7, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b)	Limitations on Forms of Consideration.

(i)	Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for more than six (6) months or were not acquired, directly or indirectly, from the Company.

(ii)	Cashless Exercise. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

6.4	Tax Withholding. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of an Option, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to such Option or the shares acquired upon the exercise thereof. Alternatively or in addition, in its discretion, the Company shall have the right to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise, to make adequate provision for any such tax withholding obligations of the Participating Company Group arising in connection with the Option or the shares acquired upon the exercise thereof the Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates, the Company shall have no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to the Option Agreement until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

6.5	Repurchase Rights. Shares issued under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Board in its discretion at the time the Option is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

6.6	Effect of Termination of Service.

(a)	Option Exercisability. Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Board in the grant of an Option and set forth in the Option Agreement, an Option shall be exercisable after a Participant’s termination of Service only during the applicable time period determined in accordance with this Section 6.6 and thereafter shall terminate:

(i)	Disability. If the Participant’s Service with the Participating Company Group terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of one (1) year (or such other period of time as determined by the Board, in its discretion) after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Option Agreement evidencing such Option (the “Option Expiration Date”).

(ii)	Death. If the Participant’s Service with the Participating Company Group terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of one (1) year (or such other period of time as determined by the Board, in its discretion) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months (or such other period of time as determined by the Board, in its discretion) after the Participant’s termination of Service.

(iii)	Cause. If the Participant’s Service with the Participating Company Group is terminated for Cause, the Option shall terminate and cease to be exercisable immediately upon such termination of Service.

(iv)	Termination of Service. If the Participant’s Service with the Participating Company Group terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable by the Participant on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months (or such other period of time as determined by the Board, in its discretion) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(b)	Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of an Option within the applicable time periods set forth in Section 6.6(a) is prevented by the provisions of Section 17 below, the Option shall remain exercisable until three (3) months (or such longer period of time as determined by the Board, in its discretion) after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

(c)

Extension if Participant Subject to Section 16(b). Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 6.6(a) of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Participant’s termination of Service, or (iii) the Option Expiration Date.

(d)	Option Vesting. Every Option awarded under the Plan (including those Options awarded prior to the Effective Date, which are hereby amended to incorporate the following terms) shall become 100% vested if the Participant’s Service with the Participating Company Group terminates because of the death of the Participant, as of the date of the Participant’s death.

6.7	Transferability of Options. Incentive Stock Options granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Incentive Stock Options shall be exercisable during the lifetime of the Participant only by the Participant or by the Participant’s guardian or legal representative (unless such exercise would disqualify an Option as an Incentive Stock Option). With the approval of the Board, the Option Agreement (other than an Incentive Stock Option) may provide that such Option may be transferred without consideration to one or more Permitted Transferees. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option or other award contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon an Option or other award shall be null and void and without effect. As used herein, “Permitted Transferees” means a member of a Participant’s immediate family, trusts for the exclusive benefit of such Participant and/or such Participant’s immediate family members, and partnerships or other entities in which the Participant and/or such immediate family members are the only partners, provided that no consideration is provided for the transfer. Immediate family members shall include a Participant’s spouse, descendants (children, grandchildren and more remote descendants), spouses of descendants, and shall include step-children and relationships arising from legal adoption.

7.	STANDARD FORMS OF OPTION AGREEMENT.

7.1	Option Agreement. Unless otherwise provided by the Board at the time the Option is granted, an Option shall comply with and be subject to the terms and conditions set forth in the form of Option Agreement approved by the Board concurrently with its adoption of the Plan and as amended from time to time.

7.2	Authority to Vary Terms. The Board shall have the authority from time to time to vary the terms of any standard form of Option Agreement described in this Section 7 either in connection with the grant or amendment of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Option Agreement are not inconsistent with the terms of the Plan.

8.	AWARDS TO NON-EMPLOYEE DIRECTORS

Each Non-Employee Director shall, upon each date of election and annually thereafter, be awarded 1,500 shares of Restricted Stock. The Compensation Committee shall make the award each year and shall determine the date of grant for each award. The Restricted Stock shall fully vest at the expiration of twelve (12) months from the date of the grant, or, if earlier, upon the Non-Employee Director’s death. All Restricted Stock awards prior to the Effective Date are hereby amended to incorporate these terms. The Restricted Stock is not transferable until vested, and shall be forfeited if the Non-Employee Director’s service as a Director ceases before the vesting date (for reasons other than death).

9.	AWARD AND DELIVERY OF RESTRICTED STOCK

9.1	Restricted Period. At the time an award of Restricted Stock is made, the Committee shall establish a period or periods of time (each a “Restricted Period”) or such other restrictions on the vesting of the Restricted Stock as it shall deem appropriate or applicable to such award. Each award of Restricted Stock may have a different Restricted Period or Restricted Periods. The Committee may, in its sole discretion, at the time an award is made, provide for the incremental lapse of Restricted Periods with respect to a portion or portions of the Restricted Stock awarded, and for the lapse or termination of restrictions upon all or any portion of the Restricted Stock upon the satisfaction of other conditions in addition to or other than the expiration of the applicable Restricted Period. The Committee may also, in its sole discretion, shorten or terminate a Restricted Period or waive any conditions for the lapse or termination of restrictions with respect to all or any portion of the Restricted Stock.

9.2	Rights and Privileges. At the time a grant of Restricted Stock is made to a Participant, a stock certificate representing a number of shares of the Company’s common stock equal to the number of shares of such Restricted Stock shall be registered in the Participant’s name but shall be held in custody by the Company for such Participant’s account. The Participant shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including, without limitation, the right to vote the Restricted Stock, except that, subject to the earlier lapse or termination of restrictions as herein provided, the following restrictions shall apply: (i) the Participant shall not be entitled to delivery of the stock certificate evidencing Restricted Stock until the expiration or termination of the Restricted Period applicable to such shares and the satisfaction of any other conditions prescribed by the Committee; (ii) none of the shares then subject to a Restricted Period shall be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period applicable to such shares and until the satisfaction of any other conditions prescribed by the Committee; and (iii) all of the shares then subject to a Restricted Period shall be forfeited and all rights of the Participant to such Restricted Stock shall terminate without further obligation on the part of the Company if the Participant ceases to be an Employee, Consultant or Director of the Company or any of its subsidiaries before the expiration or termination of such Restricted Period and the satisfaction of any other conditions prescribed by the Committee applicable to such Restricted Stock. The Committee may provide that no dividends or dividend equivalents will be paid or accrued with respect to outstanding shares of Restricted Stock. If the Committee determines that dividends will be payable with respect to shares of Restricted Stock, then, unless the Committee determines otherwise, and subject to such claw back or other conditions as the Committee may impose, the dividends will be payable currently to the holder of such Restricted Stock. If the Committee determines that dividends on shares of Restricted Stock will be subject to vesting conditions (e.g., to the vesting conditions applicable to the corresponding shares of Restricted Stock), then such dividends will be forfeited if and to the extent such vesting conditions are not satisfied. If the Committee determines that dividends with respect to Restricted Stock will be paid in the form of additional shares of Restricted Stock, then the Committee may, in its sole discretion, cause the Company to register in the name of a Participant a stock certificate representing such shares of Restricted Stock issued as a dividend, and may cause the Company to hold such certificate in custody for the Participant’s account subject to the applicable vesting and other terms and conditions. Upon a forfeiture of any shares of Restricted Stock (including, without limitation, shares of Restricted Stock issued as dividends), such forfeited shares of Restricted Stock shall be transferred to the Company without further action by the Participant.

9.3	Expiration of Restricted Period. Upon the expiration or termination of the Restricted Period applicable to Restricted Stock and the satisfaction of any other conditions prescribed by the Committee or at such earlier time as provided for herein, the restrictions applicable to the Restricted Stock to such Restricted Period shall lapse and a certificate for a number of shares of Common Stock equal to the number of shares of Restricted Stock with respect to which the restrictions have expired or terminated shall be delivered, free of all such restrictions, except any that may be imposed by law, to the Participant. The Company shall not be required to deliver any fractional share of Common Stock but shall pay to the Participant, in lieu thereof, the product of (i) the Fair Market Value per share (determined as of the date the restrictions expire or terminate) and (ii) the fraction of a share to which such Participant would otherwise be entitled.

9.4	Tax Withholding. Upon termination of the Restricted Period with respect to an award of Restricted Stock (or such earlier time, if any, as an election is made by the employee under Code Section 83(b), or any successor provisions thereto, to include the value of such shares in taxable income), the Company shall have the right to require the Participant to pay to the Company the amount of taxes that the Company is required to withhold with respect to such shares of Stock or, in lieu thereof, to retain or sell without notice a sufficient number of shares of Stock held by it to cover the amount required to be withheld. The Committee may permit a Participant to elect to satisfy the withholding requirement attributable to the vesting of a Participant’s Restricted Stock award, in whole or in part, by having the Company withhold shares of Stock with a Fair Market Value on the date the tax is to be determined equal to the Company’s minimum statutory withholding tax obligation. Any such election shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any conditions, restrictions or limitations that the Committee, in its discretion, deems appropriate.

9.5	Vesting Events for Restricted Stock. If the Employee terminates employment by reason of death, all of his or her shares of Restricted Stock shall become 100% vested upon the date of death. All Restricted Stock awards prior to the Effective Date are hereby amended to incorporate these terms.

10.	AWARD AND DELIVERY OF PURCHASE RIGHTS

10.1	Purchase Rights. At the time an award of Purchase Rights is made, the Committee shall establish a period or periods of time during which the Purchase Right may be exercised (each an “Exercise Period”) or such other restrictions as it shall deem appropriate and applicable to such award. Each award of Purchase Rights may have a different Exercise Period or Exercise Periods. Each award shall specify the method of payment (which shall not permit payment with promissory notes) to purchase Stock and shall set forth any repurchase rights or calls applicable to the purchased Stock. Notwithstanding anything to the contrary contained herein, no Purchase Rights will be awarded under the Plan after February 25, 2009.

11.	ANNUAL INCENTIVE AWARDS.

11.1	Annual Incentive Awards. The Committee may grant annual incentive awards of Stock or cash (each an “Annual Incentive Award”) to such Participants as the Committee may from time to time recommend, in such amounts and subject to such terms and conditions as the Committee in its discretion may determine. The Committee shall establish the maximum amount of Annual Incentive Awards that may be granted for each Performance Cycle. Notwithstanding the foregoing, all Annual Incentive Awards shall be subject to the provisions of paragraphs (a) through (d) below:

(a)	Annual Incentive Awards shall be granted in connection with a 12-month Performance Cycle, which shall be the fiscal year of the Company.

(b)	Subject to Section 4.1, the Committee shall determine the Participants who shall be eligible to receive an Annual Incentive Award for such Performance Cycle.

(c)	The Committee shall fix and establish, in writing, (A) the Performance Measure(s) that shall apply to such Performance Cycle, (B) an objective formula for computing the amount of the Annual Incentive Awards for such Performance Cycle, where the amount shall be based upon the attainment of various Performance Goals for the applicable Performance Measure(s).

(d)	Annual Incentive Awards shall be paid in the form of cash, Stock (including Restricted Stock) or any combination thereof, in the discretion of the Committee.

12.	PERFORMANCE-BASED AWARDS.

12.1	General. Notwithstanding anything to the contrary contained herein, the Board may condition the grant, exercise, vesting or settlement of equity-based awards and the grant, vesting or payment of annual and long-term cash incentive awards (including, without limitation, Annual Incentive Awards) on the achievement of specified Performance Goals in accordance with this Article, in order to enable such Awards to qualify for the Performance-Based Exception. The applicable performance period for measuring achievement of specified Performance Goals may be any period designated by the Board.

12.2	Objective Performance Goals and Performance Measures. A Performance Goal established in connection with an Award covered by this Article must be (1) objective, so that a third party having knowledge of the relevant facts could determine whether the Performance Goal is met, (2) prescribed in writing by the Board before the beginning of the applicable performance period or at such later date when fulfillment is substantially uncertain not later than 90 days after the commencement of the performance period and in any event before completion of 25% of the performance period, and (3) based on any one or more of the following Performance Measures (which may be applied to an individual, a subsidiary, a business unit or division, or the Company and any one or more of its subsidiaries as a whole, as determined by the Board):

(a)	Net earnings or net income ~~(before or after taxes, depreciation and amortization)~~;

(b)	Cash earnings;

(c)	Earnings per share;

(d)	Net sales or revenue growth;

(e)	Net operating income;

(f)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(g)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(h)	Operating income before interest, taxes, depreciation and amortization;

(i)	Return on stockholders’ equity;

(j)	Operating margins or operating expenses;

(k)	Value of the Company’s Stock or total return to stockholders;

(l)	Value of an investment in the Company’s Stock assuming the reinvestment of dividends;

(m)	Assets under management;

(n)	Performance of one or more of our investment products on an absolute basis or relative to a benchmark or peer group; and/or

(o)	A combination of any or all of the foregoing criteria.

The targeted level or levels of performance with respect to such Performance Measures may be established at such levels ~~and in such~~ , with such adjustments (including, as applicable, inclusion or exclusion of taxes, depreciation, amortization, compensation and/or other items of income or expense) and in such other terms as the Board may determine, in its discretion, including, without limitation, in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. If and to the extent permitted for Awards intended to qualify for the Performance-Based Exception, the Board may provide for the adjustment of such performance goals In addition, at the time an Award is made under this Section, and subject to applicable law, the Board may prescribe that a performance goal will be adjusted to reflect changes in accounting rules or methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other ~~similar types of~~ events or circumstances occurring during the applicable performance period.

12.3	Calculation of Performance-Based Award. At the expiration of the applicable performance period, the Board shall determine the extent to which the Performance Goals established pursuant to this Article are achieved and the extent to which each performance-based award has been earned. The Board may not exercise its discretion to increase the amount or value of an award that would otherwise be payable in accordance with the terms of a performance-based award made in accordance with this Article.

13.	DISCRETIONARY BONUS AWARDS.

13.1 Discretionary Bonus Awards. The Committee may grant discretionary bonus awards of Stock or cash (each a “Discretionary Bonus Award”) to officers and other key Employees of either the Company or any Subsidiary, in such amounts and subject to such terms and conditions as the Committee in its discretion may determine.

13.2 The Committee may grant Discretionary Bonus Awards to eligible Participants in such amounts as the Committee may determine, subject to the limitations set forth in Section 4.1.

13.3 Discretionary Bonus Awards shall be paid in the form of cash, Stock (including Restricted Stock) or any combination thereof, in the discretion of the Committee.

14.	CHANGE IN CONTROL.

14.1	Definitions.

(a)	An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

(b)	A “Change in Control” shall mean (i) a merger or consolidation of the Company with or into another corporation in which the Company shall not be the surviving corporation (other than a merger undertaken solely in order to reincorporate in another state) (for purposes hereof, the Company shall not be deemed the surviving corporation in any such transaction if, as the result thereof, it becomes a wholly-owned subsidiary of another corporation), (ii) a dissolution of the Company, (iii) a transfer of all or substantially all of the assets of the Company in one transaction or a series of related transactions to one or more other persons or entities, (iv) a transaction or series of transactions that results in any entity, “Person” or “Group” (as defined below), becoming the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities, or (v) during any period of two (2) consecutive years commencing on or after January 1, 2005, individuals who at the beginning of the period constituted the Company’s Board of Directors cease for any reason to constitute at least a majority, unless the election of each director who was not a director at the beginning of the period has been approved in advance by directors representing at least two-thirds (2/3) of the directors then in office who were directors at the beginning of the period; provided, however, that a “Change in Control” shall not be deemed to have occurred if the ownership of 50% or more of the combined voting power of the surviving corporation, asset transferee or Company (as the case may be), after giving effect to the transaction or series of transactions, is directly or indirectly held by (A) a trustee or other fiduciary under an employee benefit plan maintained by the Company, (B) one or more of the “executive officers” of the Company that held such positions prior to the transaction or series of transactions, or any entity, Person or Group under their control. As used herein, “Person” and “Group” shall have the meanings set forth in Sections 13(d)(3) and/or 14(d)(2) of the Securities Exchange Act of 1934, as amended, and “executive officer” shall have the meaning set forth in Rule 3b-7 promulgated under such Act .

14.2	Effect of Change in Control on Awards. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or Parent thereof, as the case may be (the “Acquiring Corporation”), may either assume the Company’s rights and obligations under outstanding Awards or substitute for outstanding Awards substantially equivalent awards, including awards for the Acquiring Corporation’s stock, if applicable. For purposes of this Section 14.2, an Award shall be deemed assumed if, following the Change in Control, the Award confers the right to purchase in accordance with its terms and conditions, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) to which a holder of a share of Stock on the effective date of the Change in Control was entitled. Upon a Change in Control, each outstanding Award shall become 100% vested and exercisable as of the date ten (10) days prior to the date of the Change in Control, provided that the Participant’s Service has not terminated prior to such date. The exercise or vesting of any Award that was permissible solely by reason of this Section 14.2 shall be conditioned upon the consummation of the Change in Control. Any Award which is neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of an Award prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the applicable Option Agreement, Award Certificate or Stock Purchase Agreement, except as otherwise provided therein. Furthermore, notwithstanding the foregoing, if the Change in Control results from an Ownership Change Event described in Section 14.1(a)(i) and the Company is the surviving or continuing corporation and immediately after such Change in Control less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Awards shall not terminate unless the Board otherwise provides in its discretion.

15.	PROVISION OF INFORMATION.

Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

16.	COMPLIANCE WITH SECURITIES LAW.

The grant of an Award and the issuance of shares of Stock upon exercise of an Award, if applicable, shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. An Award may not be exercised for shares of Stock if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised for shares of Stock unless (a) a registration statement under the Securities Act shall at the time of exercise of the Award be in effect with respect to the shares of Stock issuable upon exercise of the Award or (b) in the opinion of legal counsel to the Company, the shares of Stock issuable upon exercise of the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares of Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares of Stock as to which such requisite authority shall not have been obtained. As a condition to the exercise of any Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

17.	TERMINATION OR AMENDMENT OF PLAN.

The Board may terminate or amend the Plan at any time. However, subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule. No termination or amendment of the Plan shall affect any then outstanding Award unless expressly provided by the Board. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule.

18.	STOCKHOLDER APPROVAL.

Any increase in the maximum aggregate number of shares of Stock issuable under the Plan as provided in Section 4.1 (the “Authorized Shares”) shall be approved by the stockholders of the Company within twelve (12) months of the date of adoption thereof by the Board. Awards granted in excess of the Authorized Shares previously approved by the stockholders shall become exercisable no earlier than the date of stockholder approval of such increase in the Authorized Shares.

PLAN HISTORY

February 1, 2002	Board adopts Plan, with an initial reserve of 948.35 shares.

February 8, 2002	Stockholders approve Plan, with an initial reserve of 948.35 shares.

May 21, 2002	Board adopts amended Plan, with a reserve of 948,100 shares.

May 24, 2002	Stockholders approve amended Plan, with a reserve of 948,100 shares.

July 1, 2002	Board adopts amended Plan; including discretionary bonus awards

February 8, 2005	Compensation Committee adopts Second Amended and Restated Plan

February 23, 2006	Compensation Committee adopts Third Amended and Restated Plan, increasing the reserve by 1,000,000 shares

February 25, 2009	Compensation Committee amends Third Amended and Restated Plan, increasing the reserve by 700,000 shares and providing for performance-based awards, approved by stockholders at their 2009 annual meeting.

July 22, 2010	Board amends the Plan to allow for Compensation Committee discretion with regard to the payment of dividends on restricted stock grants.

WESTWOOD HOLDINGS GROUP, INC.

PROXY

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR

THE ANNUAL MEETING TO BE HELD ON APRIL 20, 2011.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding Internet Availability of Proxy Materials for the Stockholder Meeting to be Held on April 20, 2011

The proxy materials for the Company’s Annual Meeting of Stockholders, including the 2010 Annual Report, the Proxy Statement and any other additional soliciting materials, are available via the Internet by accessing the Company’s website at http://ir.westwoodgroup.com/annuals.cfm. Other information on the Company’s website does not constitute part of the Company’s proxy materials.

The undersigned hereby appoints Brian O. Casey and William R. Hardcastle, Jr., jointly and severally, as the undersigned’s proxy or proxies, each with full power of substitution and to act without the other, to vote in the manner directed herein all shares of common stock of Westwood Holdings Group, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at The Crescent Club, 200 Crescent Court, Suite 1700, Dallas, Texas 75201, on Wednesday, April 20, 2011, at 10:00 a.m., Central time, and any postponements or adjournments thereof, as fully as the undersigned could if personally present, revoking any proxy or proxies heretofore given.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE BELOW, BUT IF NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED “FOR” ALL DIRECTOR NOMINEES IN PROPOSAL 1, “FOR” PROPOSALS 2, 3, AND 4, “FOR” THREE YEARS ON PROPOSAL 5, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

(Continued, and to be marked, dated and signed, on the other side.)

▲  FOLD AND DETACH HERE  ▲

The Board of Directors recommends a vote “FOR” all director nominees in Proposal 1, “FOR” Proposals 2, 3, and 4 and “FOR” three years on Proposal 5.			Please mark your
			votes as indicated	X
in this example.

1.	Election of eight directors to hold office until the next annual meeting of Westwood’s stockholders and until their respective successors shall have been duly elected and qualified.

☐  FOR ALL NOMINEES (except for the names struck out below)

(Susan M. Byrne, Brian O. Casey, Tom C. Davis, Richard M. Frank, Robert D. McTeer, Geoffrey R. Norman, Martin J. Weiland and Raymond E. Wooldridge)

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name above.

2.	Ratification of the appointment of Grant Thornton LLP as Westwood’s independent auditors for the year ending December 31, 2011.
	☐ FOR	☐ AGAINST		☐ ABSTAIN

3.	Approval of amendments to the Third Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan.
	☐ FOR	☐ AGAINST		☐ ABSTAIN

4.	Non-binding advisory vote on Westwood’s executive compensation.
	☐ FOR	☐ AGAINST		☐ ABSTAIN

5.	Non-binding advisory vote on the frequency of future advisory votes on Westwood’s executive compensation.
	☐ 1 YEAR	☐ 2 YEARS	☐ 3 YEARS	☐ ABSTAIN

6.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

Date

Signature

Signature, If Jointly Held

If acting as Attorney, Executor, Trustee or in other representative capacity, please sign your name, title and state your capacity. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE